Exhibit 10.23
EXECUTION VERSION
CONFIDENTIAL TREATMENT REQUESTED - REDACTED COPY

CREDIT AND GUARANTY AGREEMENT
dated as of October 15, 2020
among
ASCEND WELLNESS HOLDINGS, LLC,
as a Guarantor,
ASCEND ILLINOIS HOLDINGS, LLC,
ASCEND ILLINOIS, LLC,
AND
EACH OTHER ENTITY SIGNATORY HERETO AS A “BORROWER”
as Borrowers,
SUBSIDIARIES OF HOLDINGS
party hereto from time to time, as Guarantors
VARIOUS LENDERS,
and
SEVENTH AVENUE INVESTMENTS, LLC,
as Administrative Agent and Collateral Agent
________________________________________________________
$38,000,000 Senior Secured Credit Facilities
________________________________________________________

SCHEDULES:	1.01(a)	Initial Term Loan Commitments
	1.01(b)	Delayed Draw Term Loan Commitments
	1.01(c)	Notice Addresses
	1.01(d)	Existing Indebtedness
	1.01(e)	Cannabis Licenses
	4.01	Jurisdictions of Organization
	4.02	Equity Interests and Ownership
	4.1	Broker Fees
	4.13	Real Estate Assets
	4.16	Material Contracts
	5.21	Post-Closing Obligations
	6.01	Certain Indebtedness
	6.02	Certain Liens
	6.06	Certain Investments
	6.11	Transactions with Shareholders and Affiliates
	6.12	Disqualified Institution

EXHIBITS:	A	Borrowing Notice
	B‑1	Initial Term Loan Note
	B‑2	Delayed Draw Term Loan Note
	C	Compliance Certificate
	D	Closing Checklist
	E	Assignment Agreement
	F	RESERVED.
	G‑1	Closing Date Certificate
	G‑2	Solvency Certificate
	H	Counterpart Agreement
	I	Pledge and Security Agreement
	J	Landlord Waiver
	K	Intercompany Note
	L	RESERVED.
	M	Perfection Certificate

CREDIT AND GUARANTY AGREEMENT
This CREDIT AND GUARANTY AGREEMENT, dated as of October 15, 2020, is entered into by and among ASCEND WELLNESS HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), ASCEND ILLINOIS HOLDINGS, LLC, an Illinois limited liability company (“Ascend ILH”), ASCEND ILLINOIS, LLC, an Illinois limited liability company (“Ascend IL”), the SUBSIDIARIES OF HOLDINGS and other co-borrowers identified on the signature pages hereof (such Subsidiaries and other co-borrowers, together with Ascend ILH, Ascend IL and any other Person who becomes a borrower hereunder by executing a Counterpart Agreement, collectively, “Borrowers” and each individually, a “Borrower”), the SUBSIDIARIES OF HOLDINGS party hereto from time to time, as Guarantors, the Lenders party hereto from time to time, and SEVENTH AVENUE INVESTMENTS, LLC (“SAI”), as Administrative Agent (together with its successors and assigns in such capacity, the “Administrative Agent”) and as Collateral Agent (together with its successors and assigns in such capacity, the “Collateral Agent”).
RECITALS:
WHEREAS, capitalized terms used in these Recitals have the respective meanings set forth for such terms in Section 1.01;
WHEREAS, the Lenders have agreed, to the extent of their respective Commitments, to severally extend certain credit facilities to the Borrowers in an aggregate principal amount not to exceed $38,000,000 as of the Closing Date, consisting of $25,000,000 aggregate principal amount of Initial Term Loans and $13,000,000 aggregate principal amount of Delayed Draw Term Loans, the proceeds of which shall, in each case, be used in accordance Section 2.04;
WHEREAS, the Borrowers have agreed to secure all of their Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a First Priority Lien (as defined in the Pledge and Security Agreement) on their respective Collateral (other than Excluded Property (as defined in the Pledge and Security Agreement)), including a pledge of all of the Equity Interests of each of their respective Subsidiaries (other than Excluded Subsidiaries); and
WHEREAS, the Guarantors have agreed to guaranty the obligations of the Borrowers hereunder and to secure their respective Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a First Priority Lien on their respective Collateral (other than Excluded Property (as defined in the Pledge and Security Agreement)), including a pledge of all of the Equity Interests of each of their respective Subsidiaries (other than Excluded Subsidiaries).
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATION
Section 1.01    Definitions
The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings; provided that terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described:
Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

“Acquisition Consideration” means the purchase consideration for any Permitted Acquisition, whether paid in Cash or by exchange of Equity Interests or of properties and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price, any assumptions of Indebtedness and any Contingent Acquisition Consideration; provided, that Acquisition Consideration shall not include any consideration or payment paid by or on behalf of Holdings or any of its Restricted Subsidiaries (i) with the Net Cash Proceeds in respect of the issuance of any Equity Interests (other than any Disqualified Equity Interest) of Holdings or Borrowers or any direct or indirect parent thereof and/or (ii) in the form of Equity Interests (other than any Disqualified Equity Interest) of Holdings or Borrowers or any direct or indirect parent thereof; provided further that, for the avoidance of doubt, Acquisition Consideration shall not include any Contingent Acquisition Consideration to the extent such amounts are no longer payable due to any failure to satisfy the conditions to payment of such Contingent Acquisition Consideration.
“Administrative Agent” has the meaning set forth in the preamble hereto.
“Adverse Proceeding” means any action, suit, proceeding (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Loan Party or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or threatened in writing against any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries.
“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (a) to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding anything to the contrary contained herein, neither the Administrative Agent, the Collateral Agent, any Lender, nor any of their respective Affiliates shall be deemed to be an Affiliate of any Loan Party or any of its Subsidiaries.
“Agent” means each of the Administrative Agent and the Collateral Agent.
“Agent Affiliates” has the meaning set forth in Section 10.01(b)(iii).
“Aggregate Amounts Due” has the meaning set forth in Section 2.14.
“Aggregate Payments” has the meaning set forth in Section 7.02.
“Agreement” means this Credit and Guaranty Agreement, dated as of the Closing Date, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Approved Deposit Account” means a Deposit Account maintained by any Loan Party that is the subject of an effective Deposit Account Control Agreement. “Approved Deposit Account” includes all monies on deposit in, or credited to, any such Deposit Account and all certificates and instruments, if any, representing or evidencing any such Deposit Account.
“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to Agents or to Lenders by means of electronic communications pursuant to Section 10.01(b).
“Ascend IL” has the meaning set forth in the preamble hereto.
“Ascend ILH” has the meaning set forth in the preamble hereto.
“Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, exclusive license (as licensor or sublicensor), transfer or other disposition to, or any exchange of property with, any Person (other than any Loan Party), including by division, in one transaction or a series of transactions, of all or any part of Holding’s or any of its Restricted Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including Equity Interests, other than, to the extent not otherwise prohibited hereunder, any use of and dispositions of Inventory, Cash and Cash Equivalents in the ordinary course of business; provided that neither Holdings nor any of its Restricted Subsidiaries shall be permitted to sell, assign, convey, exclusively license (as licensor or sublicensor), transfer or otherwise dispose of patents, copyrights, trademarks and other Intellectual Property rights of Holdings or any of its Subsidiaries material to the ongoing business of the Loan Parties and their Subsidiaries. For the avoidance of doubt, a surrender of leasehold improvements on any leased premises in connection with the complete surrender of such leased premises by Holdings and its Restricted Subsidiaries shall not be deemed to be an Asset Sale. Notwithstanding the foregoing, to the extent any transaction constitutes a Sale and Leaseback Transaction, then it shall not also be deemed an “Asset Sale.”
“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be reasonably approved by the Administrative Agent.
“Assignment Effective Date” has the meaning set forth in Section 10.06(b).
“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, secretary, assistant secretary or one of its vice presidents (or, in each case, the equivalent thereof or similar title), and such Person’s chief financial officer, controller, vice president of finance, chief operating officer or similar officer, or any other senior officer of such Person that has substantially similar responsibilities to the extent such senior officer is designated as such in writing to the Administrative Agent; provided that with respect to any certification of Financial Covenants including Compliance Certificates attaching calculations of Financial Covenants, Authorized Officer means such Person’s chief executive officer, president, chief financial officer, controller, vice president of finance, chief operating officer or any other senior officer of such Person that has substantially similar responsibilities to the extent such senior officer is designated as such in writing to the Administrative Agent.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Beneficiary” means each Agent and each Lender.
“Board of Governors” means the Board of Governors of the United States Federal Reserve System or any successor thereto.

“Borrower Representative” has the meaning set forth in Section 10.24.
“Borrowers” has the meaning set forth in the preamble hereto.
“Borrowing Notice” means a written notice substantially in the form of Exhibit A, with such amendments or modifications as may be reasonably approved by the Administrative Agent.
“Brook Farm” means Brook Farm, LLC, a Massachusetts limited liability company.
“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.
“Cananovus” means Cananovus, LLC, a Massachusetts limited liability company.
“Cannabis License” means (a) each license specified on Schedule 1.01(e), (b) any Governmental Authorization, license or other authorization acquired after the Closing Date by any Loan Party or Subsidiary thereof permitting such Loan Party or such Subsidiary to cultivate, produce, manufacture, warehouse, store, transport, modify, process, distribute or sell cannabis or THC-infused products to medical or recreational purchasers in any jurisdiction, including in the United States or any state or locality thereof, or (c) any authorization, permit, license, or registration otherwise required by any Loan Party or any Subsidiary thereof to operate the Core Business.
“Capital Expenditures” means, with respect to Holdings and its Restricted Subsidiaries, for any period, the aggregate of all expenditures by Holdings and its Restricted Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP.
“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person; provided, that for purposes of this Agreement and the other Loan Documents, GAAP will be deemed to treat operating leases and capital leases in a manner consistent with their current treatment under generally accepted accounting principles as in effect on the Closing Date, notwithstanding any modifications or interpretive changes thereto that may occur hereafter.
“Capital Lease Obligations” of any Person shall mean all obligations of such Person to pay rent or other amounts under any Capital Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, provided, that for purposes of this Agreement and the other Loan Documents, GAAP will be deemed to treat operating leases and capital leases in a manner consistent with their current treatment under generally accepted accounting principles as in effect on the Closing Date, notwithstanding any modifications or interpretive changes thereto that may occur hereafter.
“Cash” means money, currency or a credit balance in any demand or Deposit Account.
“Cash Balance” means, as of any date of determination, the amount of unrestricted Cash and Cash Equivalents of Holdings and its Subsidiaries on such date that are in Deposit Accounts of Holdings or any of its Subsidiaries.
“Cash Equivalents” means, as at any date of determination, any of the following: (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P and at least P-2 from Moody’s; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P and at least P-2 from Moody’s; (c) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), (ii) has Tier 1 capital (as defined in such regulations) of not less than $250,000,000 and (iii) has a rating of at least AA- from S&P and Aa3 from Moody’s; and (d) shares of any money market mutual fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000 and (iii) has the highest rating obtainable from both S&P and Moody’s.
“Change of Control” means an event or series of events by which: [***].
“Class” means: (a) when used with respect to Lenders, whether such Lenders have a Loan or Commitment with respect to a particular “class” (as described in clauses (b) or (c) of this definition) of Loans or Commitments; (b) when used with respect to Loans, whether such Loans are (i) Initial Term Loans or (ii) the Delayed Draw Term Loan; and (c) when used with respect to Commitments, whether such Commitments are (i) Initial Term Loan Commitments or (ii) Delayed Draw Term Loan Commitments.
“Closing Date” means the date on which the Term Loans are made, which occurred on October 15, 2020.
“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit G-1, with such amendments or modifications as may be reasonably approved by the Administrative Agent.
“Collateral” means, collectively, all of the property (including Equity Interests) in which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations;

provided that in no event shall “Collateral” include Excluded Property (as defined in the Pledge and Security Agreement).
“Collateral Agent” has the meaning set forth in the preamble hereto.
“Collateral Assignment of Material Contracts” means, collectively, (i) a collateral assignment of the applicable Loan Parties’ rights and remedies under any Material Contract (except those certain Material Contracts agreed to in writing by the Agent and Borrower Representative), dated as of the Closing Date, in form and substance satisfactory to Administrative Agent, and (ii) any other collateral assignment of any Loan Parties’ rights and remedies under material license agreements, lease agreements, or other Contractual Obligations related to the Core Business entered into and subject to Section 5.18, in form and substance satisfactory to Administrative Agent.
[***]
“Commitment” means any Initial Term Loan Commitment or Delayed Draw Term Loan Commitment.
“Commodities Account” means (a) all “commodity accounts” as defined in Article 9 of the UCC and (b) all of the accounts listed on Schedule 4.4 to the Pledge and Security Agreement under the heading “Commodities Accounts” (as such Schedule may be amended or supplemented from time to time in accordance with the Pledge and Security Agreement).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C, with such amendments or modifications as may be reasonably approved by the Administrative Agent.
“Consolidated Fixed Charges” shall mean, for Holdings and its Subsidiaries or the Group Members (other than any Excluded Subsidiary), as applicable, for any period, the sum (without duplication) of (i) consolidated interest expense paid in cash for such period, (ii) scheduled principal payments made on Consolidated Total Indebtedness during such period, (iii) to the extent not included in Consolidated Total Indebtedness, rent payments in respect of real property (including non-lease components of triple-net lease obligations such as Taxes (including property taxes), maintenance, property insurance and other similar obligations), and (iv) Restricted Payments paid in cash to Persons other than the Loan Parties during such period.
“Consolidated Total Indebtedness” means, as of any date of determination, for Holdings and its Restricted Subsidiaries, all Funded Indebtedness as of such date.
“Contingent Acquisition Consideration” means any earn-out obligation or similar deferred or contingent obligation of Holdings or any of its Restricted Subsidiaries incurred or created in connection with any Permitted Acquisition or [***], in each case to the extent such obligation(s) would be required to appear in the liabilities section of the balance sheet of Holdings and its Restricted Subsidiaries and valued based upon the amount thereof required to be recorded on such balance sheet prepared in accordance with GAAP.

“Contractual Obligation” means, as applied to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
“Contributing Guarantors” has the meaning set forth in Section 7.02.
“Control Account” means a Securities Account or Commodity Account that is the subject of an effective Securities Account Control Agreement that is maintained by any Loan Party with a Securities Intermediary and in which the Collateral Agent has a First Priority Lien. “Control Account” includes all financial assets held in a Securities Account or a Commodity Account and all certificates and instruments, if any, representing or evidencing the financial assets contained therein.
“Controlled Substances Act” means the Controlled Substances Act (21 U.S.C. § 801 et seq.), and any rules or regulations promulgated thereunder as amended from time to time.
“Core Business” means the cultivation, production, manufacture, warehousing, storage, transportation, modification, processing, distribution or sale of cannabis or THC-infused products to medical or recreational purchasers in any jurisdiction, including in the United States or any state or locality thereof.
“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Loan Party pursuant to Section 5.10, with such amendments or modifications as may be reasonably approved by the Administrative Agent.
“Credit Date” means the date of a Credit Extension.
“Credit Extension” means the making of a Loan.
“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.
“Default Rate” has the meaning set forth in Section 2.07.
“Delayed Draw Term Loan” means a delayed draw term loan made by a Lender to the Borrowers pursuant to Section 2.02(a).
“Delayed Draw Term Loan Commitment” means the commitment of a Lender to make or otherwise fund the Delayed Draw Term Loans hereunder and “Delayed Draw Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Delayed Draw Term Loan Commitment, if any, is set forth on Schedule 1.01(b) or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Delayed Draw Term Loan Commitments as of the Closing Date is $13,000,000.
“Delayed Draw Term Loan Commitment Period” means the period beginning one (1) day after the Closing Date to but excluding the Delayed Draw Term Loan Commitment Termination Date.
“Delayed Draw Term Loan Commitment Termination Date” means the earliest to occur of (a) the second (2nd) anniversary of the Closing Date, (b) the date the Delayed Draw Term Loan Commitments are permanently reduced to zero pursuant to Section 2.10(b), (c) the date of the termination of the Delayed Draw Term Loan Commitments pursuant to Section 8.01, and (d) the date that the Term Loans are repaid in full.
“Delayed Draw Term Loan Exposure” means, with respect to any Lender as of any date of determination, (a) prior to the termination of the Delayed Draw Term Loan Commitments, that Lender’s Delayed Draw Term Loan Commitment; and (b) after the termination of the Delayed Draw Term Loan Commitments, the sum of the aggregate outstanding principal amount of the Delayed Draw Term Loan of such Lender.
“Delayed Draw Term Loan Note” means a promissory note in substantially the form of Exhibit B-2, with such amendments or modifications as may be reasonably approved by the Administrative Agent and the Borrowers and as it may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof.
“Deposit Account” means (a) all “deposit accounts” as defined in Article 9 of the UCC and (b) all of the accounts listed on Schedule 4.4 to the Pledge and Security Agreement under the heading “Deposit Accounts” (as such Schedule may be amended or supplemented from time to time in accordance with the Pledge and Security Agreement).
“Deposit Account Control Agreement” means, with respect to a Deposit Account, an agreement in form and substance satisfactory to the Collateral Agent, among the Collateral Agent, the financial institution or other Person at which such Deposit Account is maintained and the Loan Party maintaining such account, effective for the Collateral Agent to obtain “control” (within the meaning of Articles 8 and 9 under the UCC) of such account.
“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (b) is redeemable or subject to mandatory repurchase, in either case, at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (c) provides for scheduled payments, dividends or distributions in Cash or (d) is or becomes convertible into or exchangeable or exercisable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is one-hundred and eighty (180) days after the Term Loan Maturity Date, except, in the case of clauses (a) and (b) above, if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale are subject to the prior payment in full of all Obligations; provided, that if such Equity Interest is issued pursuant to a plan for the benefit of employees of any Loan Party or its Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by such Loan Party or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Disqualified Institution” means a Person that is a direct operating company competitor of Holdings and its Subsidiaries as of the Closing Date that is set forth on Schedule 6.12.
“Dollars” and the sign “$” mean the lawful money of the United States of America.
“Eligible Assignee” means (a) any Lender, any Affiliate of any Lender and any Related Fund, (b) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses, and (c) any other Person (other than any natural person); provided, that with respect to clauses (b) and (c) above, the Administrative Agent shall have the right to consent to such Person becoming an Eligible Assignee provided further, that (i) none of any Loan Party or any Affiliate of any Loan Party shall be an Eligible Assignee and (ii) for so long as no Event of Default has occurred and is continuing, no Disqualified Institution shall be an Eligible Assignee.
“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is sponsored, maintained or contributed to by, or required to be contributed by, any Loan Party or any of its Subsidiaries or with respect to which any Loan Party or any of its Subsidiaries has any liability, contingent or otherwise.
“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order, decree or directive (conditional or otherwise) by any Governmental Authority or any other Person, arising (a) pursuant to any Environmental Law, (b) in connection with any actual or alleged violation of, or liability pursuant to, any Environmental Law, including any Governmental Authorizations issued pursuant to Environmental Law, (c) in connection with any Hazardous Material, including the presence or Release of, or exposure to, any Hazardous Materials and any abatement, removal, remedial, corrective or other response action related to Hazardous Materials or (d) in connection with any actual or alleged damage, injury, threat or harm to health (due to exposure to or management of Hazardous Materials), safety (due to exposure to or management of Hazardous Materials), natural resources or the environment.
“Environmental Laws” means any and all foreign or domestic, federal, state or local laws (including any common law), statutes, ordinances, orders, rules, regulations, judgments or any other binding requirements of Governmental Authorities relating to or imposing liability or standards of conduct with respect to (a) environmental matters, (b) the generation, use, storage, transportation or disposal of, or exposure to, Hazardous Materials or (c) occupational safety and health, or industrial hygiene, in each case applicable to any Loan Party or any of its Subsidiaries or any Facility.
“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all voting trust certificates, certificates of participation or interest, warrants, rights or options to purchase or other arrangements or rights to acquire or subscribe to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and any successor thereto.
“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member. Any former ERISA Affiliate of any Loan Party or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of such Loan Party or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Loan Party or such Subsidiary and with respect to liabilities arising after such period for which such Loan Party or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standard of Sections 412 or 430 of the Internal Revenue Code or Sections 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Internal Revenue Code or Section 303 of ERISA); (d) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (e) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Internal Revenue Code or Section 305 of ERISA; (f) the withdrawal or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA by any Loan Party, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Loan Party, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (g) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, on any Loan Party, any of its Subsidiaries or any of their respective ERISA Affiliates or the imposition of a Lien in favor of the PBGC under Title IV of ERISA; (i) the withdrawal of any Loan Party, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any Loan Party, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (j) the occurrence of an act or omission which could give rise to the imposition on any Loan Party or any of its Subsidiaries of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 4071 of ERISA in respect of any Employee Benefit Plan or Pension Plan; (k) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or a violation of Section 436 of the Internal Revenue Code with respect to any Pension Plan; or (l) the occurrence of a non-exempt prohibited transaction with respect to which any Loan Party or any of its Subsidiaries is a “disqualified person” or a “party in interest” (within the meaning of Section 4975 of the Internal Revenue Code or Section 406 of ERISA, respectively) or which could reasonably be expected to result in material liability to any Loan Party or any of its Subsidiaries.
“Event of Default” means the occurrence of any of the conditions or events set forth in Section 8.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
“Excluded Accounts” means (1) any zero-balance account, (2) any payroll, withholding tax or other fiduciary account, in the each case, solely to the extent such accounts in this clause (2) contain only amounts designated for payment of payroll, withholding tax or such other fiduciary liabilities, and (3) any deposit account for the deposit of funds in the ordinary course of business provided the balance in all such accounts taken together shall not exceed $[***] in the aggregate.

“Excluded Subsidiaries” means (a) Ascend Friend Street RE, LLC, a Massachusetts limited liability company, (b) any other direct or indirect Subsidiary of Holdings that does not operate or own any assets in the State of Illinois or the Commonwealth of Massachusetts, (c) AWH Springfield OPCO, LLC, an Illinois limited liability company and (d) such other Subsidiaries of Holdings approved by Administrative Agent in its sole discretion.
“Excluded Tax” means any of the following Taxes imposed on or with respect to Agent, any Lender or any other recipient of a payment to be made by or on account of any Obligation, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any United States withholding Tax that is required pursuant to laws in force at the time such Lender acquires an interest in any Obligation or designates a new lending office hereunder (except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such United States withholding tax), or (c) Taxes attributable to such Lender’s failure to comply with Section 2.16(b), and (d) any United States withholding Tax imposed under FATCA.
“Existing Indebtedness” means Indebtedness as set forth in Schedule 1.01(d).
“Extraordinary Receipts” means any Cash received by or paid to or for the account of Holdings or any of its Restricted Subsidiaries with respect to purchase price adjustments (other than customary working capital adjustments), proceeds of insurance, tax refunds, proceeds from judgments or settlements, and/or indemnity payments.
“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased or used by any Loan Party or any of its Subsidiaries.
“Fair Share” has the meaning set forth in Section 7.02.
“Fair Share Contribution Amount” has the meaning set forth in Section 7.02.
“Fair Value” means the amount at which the assets (both tangible and intangible), in their entirety, of the Loan Parties and their Restricted Subsidiaries taken as a whole would change hands between an independent willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement.
“FCPA” has the meaning set forth in Section 4.25.
“FDIC” means the Federal Deposit Insurance Corporation created under the authority of the Federal Reserve Act, Section 12B (12 U.S.C.A. § 264(s)).
“Fee Letter” means the Fee Letter dated as of the Closing Date between the Loan Parties and the Administrative Agent, as amended, supplemented or otherwise modified from time to time.

“Financial Covenants” means each of or collectively, as the context requires, the financial covenant(s) set forth in Section 6.07.
“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of an Authorized Officer of Holdings that such financial statements fairly present, in all material respects, the financial condition of Holdings and its Restricted Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.
“Financial Plan” has the meaning set forth in Section 5.01(j).
“First Priority” means (i) with respect to any Lien purported to be created in any Collateral pursuant to any Security Document that does not constitute Equity Interests, that such Lien is the highest priority Lien to which such Collateral is subject, other than any Permitted Liens and (ii) with respect to any Lien purported to be created in any Collateral pursuant to any Security Document that constitutes Equity Interests, that such Lien is the highest priority Lien to which such Collateral is subject, other than any Permitted Liens for Taxes, statutory obligations or other obligations arising by operation of Law that would have priority over the Lien of the Collateral Agent in any such Collateral that constitutes Equity Interests.
“Fiscal Month” means a fiscal month of any Fiscal Year.
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries ending on December 31st of each calendar year.
“Funded Indebtedness” means, as of any date of determination, for Holdings and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, all Indebtedness consisting of (i) Indebtedness for borrowed money (including, but not limited to, Initial Term Loans and Delayed Draw Term Loans), (ii) obligations evidenced by bonds, debentures, promissory notes or similar instruments, (iii) obligations with respect to letters of credit (including the face amount thereof and reimbursement obligations under letters of credit), and (iv) obligations with respect to Capital Leases and Contingent Acquisition Consideration.
“Funding Guarantors” has the meaning set forth in Section 7.02.
“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.02, United States generally accepted accounting principles in effect as of the date of determination thereof consistently applied.
“GAAP Carve-outs” means accounting related to (a) business combinations, (b) consolidation and non-controlling interest, (c) fair value measurements, (d) stock-based compensation, (e) convertible debt, (f) leases, (g) sale-leaseback transactions, (h) loans and investments, and (i) income taxes.
“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government, including the NAIC or its Securities Valuation Office.

“Governmental Authorization” means any permit, license, authorization, certification, registration, approval, directive, consent order or consent decree of or from any Governmental Authority.
“Grantor” has the meaning set forth in the Pledge and Security Agreement.
“Group Member” means any direct or indirect Subsidiary of Holdings that is formed in, incorporated in, operates in or owns any assets in, the State of Illinois or the Commonwealth of Massachusetts.
“Guaranteed Obligations” has the meaning set forth in Section 7.01.
“Guarantor” means Holdings, each Subsidiary of Holdings (other than the Borrowers and any Excluded Subsidiaries) and each other Person which guarantees, pursuant to Article VII or otherwise, all or any part of the Obligations.
“Guaranty” means the guaranty of each Guarantor set forth in Article VII.
“Hazardous Materials” means any pollutant, contaminant, chemical, waste, material or substance, exposure to which or Release of which is prohibited, limited or regulated by any Governmental Authority, including petroleum, petroleum products, asbestos, urea formaldehyde, radioactive materials, polychlorinated biphenyls (“PCBs”), and toxic mold.
“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable Laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable Laws now allow.
“Historical Financial Statements” means, as of the Closing Date, (a)  the unaudited consolidated and consolidating balance sheet of Holdings and its Subsidiaries for Fiscal Year 2019 and the fiscal quarter ended June 30, 2020, and the related unaudited consolidated statements of operations, stockholders’ equity and cash flows for the fiscal quarter then ended.
“Holdings” has the meaning set forth in the preamble hereto.
“Holdings LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of Holdings dated as of January 29, 2019.
“Income Tax” means Tax on the overall net income (however denominated) of a Person imposed by the jurisdiction in which that Person is organized or in which that Person’s applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).
“Incremental Effective Date” has the meaning set forth in Section 2.17.
“Incremental Facility” has the meaning set forth in Section 2.17.
“Incremental Term Loan” has the meaning set forth in Section 2.17.

“Incremental Term Loan Commitment” has the meaning set forth in Section 2.17.
“Indebtedness” means, as applied to any Person, without duplication, (a) all indebtedness for borrowed money; (b) that portion of Capital Lease Obligations (exclusive, for the avoidance of doubt, of operating leases) that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) Synthetic Lease Obligations; (d) obligations evidenced by bonds, debentures, promissory notes or similar instruments, and notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (e) any obligation owed for all or any part of the deferred purchase price of property or services, including any Contingent Acquisition Consideration (but excluding, for the avoidance of doubt, (1) unsecured obligations on account of trade accounts payable not overdue by more than 60 days and deferred revenue, in each case, in the ordinary course of business, (2) any unsecured obligations in respect of customary purchase price adjustments or working capital adjustments in connection with any Permitted Acquisition or [***] or any other acquisition permitted hereunder and (3) accrued expenses payable in the ordinary course of business (including credit card balances) and not overdue by more than 60 days); (f) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (g) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, and all obligations of that Person for reimbursement of any obligor in respect of any letter of guaranty, bankers’ acceptance or similar credit transaction; (h) Disqualified Equity Interests; (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another to the extent required to be reflected on a balance sheet in accordance with GAAP; and (j) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including any hedge agreement, interest rate agreement or currency exchange rate agreement, in each case, whether entered into for hedging or speculative purposes.
“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the reasonable and documented out-of-pocket costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other necessary response action, in each case, required by any Environmental Law, related to the Release or presence of any Hazardous Materials), reasonable and documented out-of-pocket expenses and disbursements of any kind or nature whatsoever in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person (including any Loan Party or its Subsidiaries), whether or not such Indemnitee shall be designated as a party or a potential party thereto, and any reasonable and documented out-of-pocket fees and expenses incurred by Indemnitees in enforcing any Indemnified Liabilities whether direct, indirect, special or consequential, and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions, the syndication of the credit facilities provided for herein or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) any Environmental Claim relating to or arising from, any past or present activity, operation, land ownership, or practice of any Loan Party or any of its Subsidiaries; or (iii) any Credit Extension or the use of proceeds thereof.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation of the Borrowers under this Agreement and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning set forth in Section 10.03.
“Information” has the meaning set forth in Section 10.17.
“Initial Term” has the meaning set forth in the definition of “Maturity Date.”
“Initial Term Loan” means an initial term loan made by a Lender to the Borrowers pursuant to Section 2.01(a).
“Initial Term Loan Commitment” means the commitment of a Lender to make or otherwise fund an Initial Term Loan and “Initial Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Initial Term Loan Commitment, if any, is set forth on Schedule 1.01(a) or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Initial Term Loan Commitments as of the Closing Date is $25,000,000.
“Initial Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Initial Term Loans of such Lender; provided, that at any time prior to the making of the Initial Term Loans, the Initial Term Loan Exposure of any Lender shall be equal to such Lender’s Initial Term Loan Commitment.
“Initial Term Loan Note” means a promissory note substantially in the form of Exhibit B-1, with such amendments or modifications as may be reasonably approved by the Administrative Agent and as it may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms hereof.
“Insolvency Laws” means the Bankruptcy Code of the United States, and all other insolvency, bankruptcy, receivership, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, rearrangement, reorganization, or similar legal requirements of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Intellectual Property” has the meaning set forth in the Pledge and Security Agreement.
“Intellectual Property Asset” means, at the time of determination, any interest (fee or license) then owned by any Loan Party in any Intellectual Property.
“Intellectual Property Security Agreements” has the meaning set forth in the Pledge and Security Agreement.
“Intercompany Note” means a promissory note substantially in the form of Exhibit K evidencing Indebtedness owed among the Group Members (other than any Excluded Subsidiaries) or any other Guarantor (other than Holdings), with such amendments or modifications as may be reasonably approved by the Administrative Agent and as it may be amended, restated, supplemented or otherwise modified from time to time.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Inventory” has the meaning set forth in the Pledge and Security Agreement.
“Investment” means (a) any direct or indirect purchase or other acquisition by any Loan Party or any of its Restricted Subsidiaries of, or of a beneficial interest in, any Equity Interests of any other Person, including the establishment or creation of any Subsidiary; (b) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Loan Party or its Restricted Subsidiaries from any Person, of any Equity Interests of such Person; (c) any direct or indirect loan, advance or capital contributions by any Loan Party or any of its Restricted Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business; (d) any purchase or other acquisition (in one transaction or a series of transactions) of any assets of any other Person that constitute a business unit and (e) all investments consisting of any exchange traded or over the counter derivative transaction, including any hedge agreement, interest rate swap or currency hedge agreement or similar transaction, whether entered into for hedging or speculative purposes. The amount of any Investment of the type described in clauses (a), (b), (c) and (d) shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.
“IPO” means the first underwritten public offering by Holdings or any Loan Party of its respective Equity Interests after the Closing Date pursuant to a registration statement filed with the SEC in accordance with the Securities Act or the Canadian Securities Administrator in accordance with the applicable Canadian securities laws, including a registrations through a reverse takeover or use of a special purpose acquisition company.
“Landlord Waiver” means a Landlord Waiver and Consent Agreement substantially in the form of Exhibit J, with such amendments or modifications as may be reasonably approved by the Collateral Agent and the Borrower Representative.
“Laws” means, collectively, with respect to any Person, all international, foreign, federal, state, provincial and local statutes, treaties, rules, legally binding guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the common law, the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets.
“Lender” means each financial institution listed on the signature pages hereto as a Lender as of the Closing Date, and any other Eligible Assignee that becomes a party hereto pursuant to an Assignment Agreement.
“Letter of Direction” has the meaning set forth in Section 3.01(l).
“Lien” means (a) any lien, mortgage, pledge, collateral assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (b) in the case of Equity Interests, any purchase option, call or similar right of a third party with respect to such Equity Interests.

“Liquidity” means, as of any date of determination, the amount of Qualified Cash as of such date.
“Loan” means an Initial Term Loan, a Delayed Draw Term Loan, an Incremental Term Loan or any combination thereof.
“Loan Document” means any of this Agreement, the Notes, if any, the Security Documents, the Fee Letter, , the Warrants, the Intercompany Note, any Counterpart Agreement, any Deposit Account Control Agreement, any Securities Account Control Agreement, the Non-Recourse Pledge Agreements, the Collateral Assignment of Material Contracts, the Board Indemnification Agreement, any Landlord Waiver, all Compliance Certificates and all other documents, certificates, instruments or agreements executed and delivered by a Loan Party for the benefit of any Secured Party in connection herewith.
“Loan Party” means each Borrower and each Guarantor. For the avoidance of doubt, “Loan Parties” means each of the foregoing, collectively.
“Margin Stock” has the meaning set forth in Regulation U of the Board of Governors as in effect from time to time.
“Marijuana” means “marihuana” as defined in the Controlled Substances Act and any compound or product derived therefrom
“Material Adverse Effect” means any event, change, effect, development, circumstance or condition that has caused or could reasonably be expected to cause a material adverse change and/or material adverse development with respect to: (a) the business, assets, operations, condition (financial or otherwise), or results of operations of the Loan Parties and their Subsidiaries taken as a whole; (b) the ability of the Loan Parties (taken as a whole) to fully and timely perform their Obligations under the Loan Documents; (c) the legality, validity, binding effect or enforceability against a Loan Party of a Loan Document to which it is a party; or (d) the rights, remedies and benefits available to, or conferred upon, the Agents, the Lenders or the Secured Parties under the Loan Documents.
“Material Contract” means any contract or other arrangement (or series of contracts or arrangements) to which any Loan Party or any of its Restricted Subsidiaries is a party (other than the Loan Documents) (w) that is listed on Schedule 4.16 hereto, (x) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect, (y) which is a lease agreement in respect of a Real Estate Asset tied to, or connected with, any Cannabis License provided by a Governmental Authority in respect of the Core Business, or (z) which constitutes [***]% or more of the aggregate revenue of the Loan Parties and their Restricted Subsidiaries at any time.
“Material Indebtedness” means Indebtedness (other than Credit Extensions) of any Loan Party or any of its Subsidiaries other than an Excluded Subsidiary in an individual principal amount of $[***] or more.
“Maturity Date” means the later to occur of (a) the third (3rd) anniversary of the Closing Date (the “Initial Term”), (b) the fourth (4th) anniversary of the Closing Date (the “Modified Term”) if, and only if, the Borrowers have satisfied the Maturity Extension Initial Conditions, or (c) the fifth (5th) anniversary of the Closing Date if, and only if, the Borrowers have first satisfied the Maturity Extension Initial Conditions prior to the end of the Initial Term, and subsequently the Maturity Extension Secondary Conditions prior to the end of the Modified Term.

“Maturity Extension Initial Conditions” means, collectively, (i) no Default or Event of Default is continuing, (ii) the Borrowers have delivered to Administrative Agent, at least thirty (30) days prior to the end of the Initial Term and no more than sixty (60) days prior to the end of the Initial Term, written notice of the Borrower’s request to extend the Initial Term to the fourth (4th) anniversary of the Closing Date, (iii) the Borrowers shall have paid or caused to be paid to the Administrative Agent, for the account of the Lenders, [***] percent ([***]%) of the principal amount of the Term Loans outstanding as of the day prior to the end of the Initial Term, which payment shall be applied as set forth in Section 2.12(a), and (iv) the Borrowers shall have paid or caused to be paid to the Administrative Agent a cash fee equal to [***] percent ([***]%) of the principal amount of the Term Loans outstanding as of the day prior to the end of the Initial Term, after giving effect to the payment described in clause (iii) above, and which such payment shall be fully earned when paid and non-refundable and non-creditable thereafter.
“Maturity Extension Secondary Conditions” means, collectively, (i) no Default or Event of Default is continuing, (ii) the Borrowers have delivered to Administrative Agent, at least thirty (30) days prior to the end of the Modified Term and no more than sixty (60) days prior to the end of the Modified Term, written notice of the Borrower’s request to extend the Modified Term to the fifth (5th) anniversary of the Closing Date, (iii) the Borrowers shall have paid or caused to be paid to the Administrative Agent, for the account of the Lenders, [***] percent ([***]%) of the principal amount of the Term Loans outstanding as of the day prior to the end of the Modified Term, which payment shall be applied as set forth in Section 2.12(a), and (iv) the Borrowers shall have paid or caused to be paid to the Administrative Agent a cash fee equal to [***] percent ([***]%) of the principal amount of the Term Loans outstanding as of the day prior to the end of the Modified Term, after giving effect to the payment described in clause (iii) above, and which such payment shall be fully earned when paid and non-refundable and non-creditable thereafter.

[***]
“Modified Term” has the meaning set forth in the definition of “Maturity Date.”
“Moody’s” means Moody’s Investor Services, Inc. and any successor thereto.

“Multiemployer Plan” means any “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA, to which any Loan Party, any of its Subsidiaries or any of their respective ERISA Affiliates has made or has been obligated to make contributions during the last six (6) years.
“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.
“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Holdings and its Restricted Subsidiaries for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate with comparison to and variances from (a) the same period for the preceding Fiscal Year and (b) the budget.
“Net Cash Proceeds” means (a) with respect to any Asset Sale or Sale and Leaseback Transaction, as applicable, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by any Loan Party from such Asset Sale or Sale and Leaseback Transaction, as applicable, minus (without duplication) (ii) any bona fide direct costs incurred in connection with such Asset Sale or Sale and Leaseback Transaction, as applicable, and payable, directly or indirectly, to any Person that is not an Affiliate of any Loan Party, including (A) Taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale or Sale and Leaseback Transaction, as applicable, (B) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the Equity Interests or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale or Sale and Leaseback Transaction, as applicable, (C) a reasonable reserve for any purchase price adjustment (including any working capital adjustment) or indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale or Sale and Leaseback Transaction, as applicable, undertaken by any Loan Party or any Restricted Subsidiary thereof in connection with such Asset Sale or Sale and Leaseback Transaction, as applicable, and (D) the out-of-pocket bona fide expenses, costs and fees incurred with respect to legal, investment banking, brokerage, advisor and accounting and other professional fees, sales commissions and disbursements, in each case actually incurred in connection with such Asset Sale or Sale and Leaseback Transaction, as applicable, and payable to a Person that is not an Affiliate of any Loan Party; (b) (i) any Cash payments or proceeds received by any Loan Party or Administrative Agent as lender loss payee (A) under any casualty insurance policy in respect of a covered loss thereunder or (B) as a result of the taking of any assets of any Loan Party by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (A) any actual and reasonable costs incurred by any Loan Party or any Restricted Subsidiary thereof in connection with the adjustment or settlement of any claims of any Loan Party or any Restricted Subsidiary thereof in respect thereof, and (B) any bona fide direct costs incurred in connection with any sale of such assets as referred to in preceding clause (i)(B) and payable to a Person that is not an Affiliate of any Loan Party, including taxes payable as a result of any gain recognized in connection therewith; (c) with respect to any issuance or incurrence of Indebtedness, the Cash proceeds thereof, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including expenses payable to a Person (but not fees) that is not an Affiliate of any Loan Party; (d) with respect to any Extraordinary Receipt, the Cash proceeds received by or paid to or for the account of any Loan Party, minus any bona fide direct costs incurred in connection therewith and payable, directly or indirectly, to any Person that is not an Affiliate of any Loan Party; and (e) with respect to any issuance of Equity Interests, the Cash proceeds received by or for the account of any Loan Party, minus any bona fide direct costs incurred in connection with such issuance and other reasonable costs and expenses associated therewith, including expenses payable to a Person (but not fees) that is not an Affiliate of any Loan Party.

“Non-Public Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.
“Non-Recourse Pledge Agreement (Ascend ILH)” means the Non-Recourse Pledge Agreement dated as of the Closing Date, by each of Abner Kurtin, Frank Perullo and Steve Rohlfing, in favor of the Collateral Agent, in respect of the Equity Interests of Ascend ILH.
“Non-Recourse Pledge Agreement (Ascend IL)” means the Non-Recourse Pledge Agreement dated as of the Closing Date, by each of Abner Kurtin, Frank Perullo and Steve Rohlfing, in favor of the Collateral Agent, in respect of the Equity Interests of Ascend IL.
“Non-Recourse Pledge Agreements” means, collectively, (a) the Non-Recourse Pledge Agreement (Ascend ILH), (b) the Non-Recourse Pledge Agreement (Ascend IL), and (c) any other non-recourse pledge agreement entered into by any Person granting a Lien to the Collateral Agent in the Equity Interests of a Loan Party or any of their Subsidiaries as security for the Obligations.
“Note” means an Initial Term Loan Note or a Delayed Draw Term Loan Note.
“Obligations” means all obligations of every nature of each Loan Party, including obligations from time to time owed to Agents, Lenders or any of them or any other Person required to be indemnified, under any Loan Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such interest in the related bankruptcy proceeding), fees, expenses or indemnification. Notwithstanding the foregoing, the “Obligations” shall not include any obligations arising under the Warrants other than the contingent obligations of Holdings to issue Equity Interests thereunder upon exercise of the Warrants.
“Obligee Guarantor” has the meaning set forth in Section 7.07.
“OFAC” means the U.S. Treasury Department Office of Foreign Assets Control.
“Organizational Documents” means with respect to any Person all formation, organizational and governing documents, instruments and agreements, including (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement and (d) with respect to any limited liability company, its articles of organization and its operating agreement. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.
“Other Connection Taxes” means, with respect to Agent, any Lender or any other recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or from the execution, delivery or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Participant Register” has the meaning set forth in Section 10.06(g)(iv).
“PATRIOT Act” has the meaning set forth in Section 3.01(j).
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Plan” means any employee benefit plan, other than a Multiemployer Plan, which is subject to Section 412 or Section 430 of the Internal Revenue Code or Section 302 of ERISA to which any Loan Party, any Subsidiary of a Loan Party or any ERISA Affiliate contributes or has any liability.
“Perfection Certificate” means a certificate substantially in the form of Exhibit M, with such amendments or modifications as may be reasonably approved by the Administrative Agent.
“Permitted Acquisition” means any acquisition by the Borrowers or any Guarantor, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all or substantially all of the Equity Interests of, or a business line or unit or a division of, any Person; provided, that:
(i)at the time thereof and after giving pro forma effect thereto, (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects, except to the extent such representations and warranties specifically relate to an earlier date or a specific date (e.g. a Credit Date), in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date or specific date; provided, that to the extent any such representation or warranty is already qualified by materiality or material adverse effect, such representation or warranty shall be true and correct in all respects;
(ii)all transactions in connection therewith shall be consummated in accordance with all applicable Laws and in conformity with all applicable Governmental Authorizations;
(iii)[reserved];
(iv)in the case of the acquisition of Equity Interests, the Equity Interests acquired or otherwise issued by such Person or any newly formed Subsidiary of the applicable Loan Party in connection with such acquisition shall be owned no less than [***] percent ([***]%) (on a current and on a fully-diluted basis) by the applicable Loan Party, and the applicable Loan Party shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary (other than an Excluded Subsidiary) of the applicable Loan Party (or promptly thereafter if agreed to in writing by the Collateral Agent in its sole discretion), each of the actions set forth in Sections 5.10, 5.11, 5.12, 5.14, 5.15, 5.16 and 5.18, as applicable;
(v)calculated on a pro forma basis immediately after giving effect to such acquisition (i) the Loan Parties shall be in compliance with the Financial Covenant set forth in Section 6.07 as of the last day of the Fiscal Month most recently ended, and (ii) Holdings shall have demonstrated projected pro forma compliance with the Financial Covenant set forth in Section 6.07 for the immediately succeeding twelve (12) full Fiscal Month period ending after the consummation of the applicable proposed acquisition;

(vi)the applicable Loan Party shall have delivered to the Administrative Agent as soon as possible and in any event at least fifteen (15) Business Days prior to consummating such proposed acquisition (in each case, or such shorter period as may be reasonably agreed by the Administrative Agent): (a) a Compliance Certificate evidencing compliance with clause (v) above, (b) a copy of the most recently available draft purchase agreement related to the proposed acquisition (and any related material documents reasonably requested by the Administrative Agent), (c) quarterly and annual financial statements of the Person whose Equity Interests or assets are being acquired for the twelve-month period immediately prior to such proposed acquisition (and for any earlier twelve-month periods to the extent financial statements for such period(s) are available), including any audited financial statements, in each case, that are made available by the seller to the applicable Loan Party, and (d) quarterly financial projections for the Person whose Equity Interests or assets are being acquired for one (1) year immediately following such acquisition;
(vii)any Person or assets or division as acquired in accordance herewith shall be in the same or substantially related business or lines of business to the Core Business and;
(viii)such acquisition shall be consensual and shall have been approved by the target’s board of directors to the extent applicable;
(ix)any Person or assets or division as acquired in accordance herewith shall be domiciled in the United States; and
(x)the Cash portion of the Acquisition Consideration shall not exceed $[***] in the aggregate during the term of this Agreement for all Permitted Acquisitions, provided, however, that (i) the acquisition of up to [***] additional dispensaries in Illinois for an aggregate purchase price of up to $[***], and (ii) the acquisition of the Equity Interests of Ascend ILH shall not count towards the $[***] cap.
“Permitted Asset Sale” means those Asset Sales permitted pursuant to Section 6.08.
“Permitted Liens” means those Liens permitted pursuant to Section 6.02.
“Persons” means natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.
“Platform” means any electronic system approved by the Administrative Agent, including Dropbox, Box.com and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or any other Person, providing for access to data protected by passcodes or other security system.
“Pledge and Security Agreement” means the Pledge and Security Agreement to be executed by the Borrowers and each Guarantor in substantially the form of Exhibit I, with such amendments or modifications as may be reasonably approved by the Administrative Agent and the Borrowers, and as it may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof.

“Principal Office” means, for each of the Administrative Agent and Borrowers, such Person’s “Principal Office” as set forth on Schedule 1.01(c), or such other account, office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to the Borrowers, the Administrative Agent and each Lender.
“Pro Rata Share” means: (a) with respect to all payments, computations and other matters relating to the Initial Term Loan of any Lender, the percentage obtained by dividing (i) the Initial Term Loan Exposure of that Lender by (ii) the aggregate Initial Term Loan Exposure of all Lenders; (b) with respect to all payments, computations and other matters relating to the Delayed Draw Term Loan Commitment, the percentage obtained by dividing (i) the Delayed Draw Term Loan Commitment of that Lender by (ii) the aggregate Delayed Draw Term Loan Commitments of all Lenders; and (c) with respect to all payments, computations and other matters relating to a Delayed Draw Term Loan of any Lender, the percentage obtained by dividing (i) the Delayed Draw Term Loan Exposure of that Lender by (ii) the aggregate Delayed Draw Term Loan Exposure of all Lenders. For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Initial Term Loan Exposure and the Delayed Draw Term Loan Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Initial Term Loan Exposure and the aggregate Delayed Draw Term Loan Exposure of all Lenders.
“Projections” has the meaning set forth in Section 4.08.
“Qualified Cash” means, as of any date of determination, the amount of unrestricted Cash and Cash Equivalents of the Group Members (other than any Excluded Subsidiaries) on such date that are in Deposit Accounts subject to a Deposit Account Control Agreement.
“Real Estate Asset” means, at any time of determination, any interest (fee or leasehold) then owned by any Loan Party in any real property.
“Register” has the meaning set forth in Section 2.05(b).
“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time.
“Regulation FD” means Regulation FD as promulgated by the SEC under the Securities Act and Exchange Act.
“Regulation U” means Regulation U of the Board of Governors, as in effect from time to time.
“Regulation X” means Regulation X of the Board of Governors, as in effect from time to time.
“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment manager or advisor as such Lender or by an Affiliate of such investment manager or advisor.
“Related Transaction Documents” means the Loan Documents and [***].
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.
“Required Holders” means (i) AGP Partners, LLC, and (ii) such Person or Persons consented to by the Required Lenders, which consent shall not be unreasonably withheld, delayed or conditioned.
“Required Lenders” means, at any time, Lenders representing more than [***]% of the sum of (i) the aggregate Initial Term Loan Exposure of all Lenders and (ii) the aggregate Delayed Draw Term Loan Exposure of all Lenders; provided that if there are two or more Lenders hereunder, then Required Lenders shall also include at least two such Lenders. For purposes hereof, Lenders that are Affiliates or Related Funds of each other shall be deemed to be a single Lender.
“Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any Equity Interests (including Disqualified Equity Interests) of any Loan Party or any of its Restricted Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of Equity Interests of such Person (other than Disqualified Equity Interests); (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Equity Interests (including Disqualified Equity Interests) of any Loan Party or any of its Restricted Subsidiaries now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any Equity Interests (including Disqualified Equity Interests) of any Loan Party or any of its Restricted Subsidiaries now or hereafter outstanding; (iv) any payment or prepayment of Contingent Acquisition Consideration; (v) any voluntary or optional payment or prepayment on (including in respect of principal and interest), or repurchase, redemption, defeasance or acquisition for value of, or any prepayment or redemption as a result of any asset sale or other disposition, “change of control” or similar event of, any Subordinated Indebtedness prior to the scheduled maturity thereof; (vi) any payment of any management, consulting, advising or similar fees to any Required Holder (or any Affiliates thereof) or any other holder of Equity Interests of a Loan Party or Restricted Subsidiary of a Loan Party (or any Affiliates thereof), and (vii) any payments on account of [***].
“Restricted Subsidiary” means each Subsidiary other than an Excluded Subsidiary.
“S&P” means Standard & Poor’s Rating Agency Group.
“SAI” has the meaning set forth in the preamble hereto.
“Sale and Leaseback Transaction” means, with respect to any Loan Party or any Restricted Subsidiary, any arrangement, directly or indirectly, with any Person whereby such Loan Party or Restricted Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government or (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.
“Sanctioned Person” means a person named on the list of “Specially Designated Nationals” maintained by OFAC.

“SEC” means the United States Securities and Exchange Commission and any successor Governmental Authority performing a similar function.
“Secured Parties” has the meaning set forth in the Pledge and Security Agreement.
“Securities Account” means (a) all “securities accounts” as defined in Article 8 of the UCC and (b) all of the accounts listed on Schedule 4.4 to the Pledge and Security Agreement under the heading “Securities Accounts” (as such Schedule may be amended or supplemented from time to time in accordance with the Pledge and Security Agreement).
“Securities Account Control Agreement” means, with respect to any Securities Account or Commodity Account, an agreement in form and substance satisfactory to the Collateral Agent, among the Collateral Agent, the Securities Intermediary with which the applicable entitlement or contract is carried and the Loan Party owning such entitlement or contract, that is effective for the Collateral Agent to obtain “control” (within the meaning of Articles 8 and 9 under the UCC) of such account
“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
“Securities Intermediary” means a “securities intermediary” or “commodity intermediary” (as such terms are defined in the UCC).
“Security Documents” means the Pledge and Security Agreement, the Intellectual Property Security Agreements (if any), any Collateral Assignment of Material Contracts, the Collateral Assignment of [***], the Non-Recourse Pledge Agreements, the Landlord Waivers and bailee waivers (if any), the Perfection Certificate, and all other instruments, documents and agreements delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to the Collateral Agent, for the benefit of Secured Parties, a Lien on any Collateral of that Loan Party as security for the Obligations, including UCC financing statements and amendments thereto (if any) and filings with the U.S. Patent and Trademark Office and the U.S. Copyright Office (if any).
“Solvency Certificate” means a Solvency Certificate of an Authorized Officer of Holdings in substantially the form of Exhibit G-2, with such amendments or modifications as may be reasonably approved by the Administrative Agent.
“Solvent” means, with respect to the Loan Parties, that as of the date of determination, both (a) the sum of the debt (including contingent liabilities as determined below) of the Loan Parties and their Restricted Subsidiaries, on a consolidated basis, does not exceed the then current Fair Value of assets of the Loan Parties and their Restricted Subsidiaries, on a consolidated basis; (b) the capital of the Loan Parties and their Restricted Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on the Closing Date or with respect to any transaction contemplated to be undertaken after the Closing Date; and (c) the Loan Parties and their Restricted Subsidiaries, on a consolidated basis, have not incurred and do not intend to incur debts beyond their ability to pay such debts as they become due in the ordinary course of business. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

[***]
“Subordinated Indebtedness” means any Indebtedness of any Loan Party or any Restricted Subsidiary of any Loan Party which is subordinated to the Obligations as to right of payment and having such subordination terms as are satisfactory to the Administrative Agent, including any Contingent Acquisition Consideration.
“Subsidiary” means, with respect to any Person (the “parent”), (a) any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than fifty percent (50.00%) of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof and (b) any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of the date of determination. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a direct or indirect Subsidiary of Holdings.
“Subsidiary Guarantor” means each Guarantor that is a Subsidiary of Holdings.
“Synthetic Lease” means, as to any Person, (a) any lease (including leases that may be terminated by the lessee at any time) of any property (i) that is accounted for as an operating lease under GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal Income Tax purposes, other than any such lease under which such Person is the lessor or (b) (i) a synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property, in each case under this clause (b), creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Insolvency Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such Person in accordance with GAAP if such obligations were accounted for as obligations with respect to Capital Leases on a balance sheet in conformity with GAAP.
“Tax” or “Taxes” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (including backup withholding) imposed by any Governmental Authority including any interest, penalties and additions related thereto.
“Term Loan Commitment” means the Initial Term Loan Commitment or any Delayed Draw Term Loan Commitment, and “Term Loan Commitments” means such commitments of all Lenders.
“Term Loan Maturity Date” means the earlier of (i) the Maturity Date and (ii) the date on which all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Term Loans” means, collectively, the Initial Term Loans, the Delayed Draw Term Loan and any Incremental Term Loans made pursuant to Section 2.17.
“Total Utilization of Delayed Draw Term Loan Commitments” means, as at any date of determination, the sum of the aggregate principal amount of the Delayed Draw Term Loans previously funded.
“Transaction Costs” means the documented (in summary form upon the reasonable request of the Administrative Agent) fees, costs and expenses payable by Holdings or any Restricted Subsidiaries in connection with the transactions contemplated by the Related Transaction Documents.
“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
“Warrant Holder” means Seventh Avenue Investments, LLC.
“Warrant Obligation” means the obligation of Holdings to grant to the Warrant Holder on the Closing Date warrants in an aggregate amount representing 3,800,000 Common Units (as defined in the Holdings LLC Agreement) of Holdings.
“Warrants” means, collectively, those certain Warrants dated as of the Closing Date, between the Warrant Holder and Holdings, and the units of Holdings issued thereunder pursuant to the Warrant Obligation.
“Withholding Agent” means the Borrowers, any other Loan Party and the Administrative Agent.
Section 1.02    Accounting Terms
Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Holding, Borrowers or Borrower Representative to Lenders shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.01(f), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements (other than changes as required under GAAP). If at any time any change in GAAP would affect the computation of any Financial Covenant, ratio or other test set forth in any Loan Document, and either the Borrower Representative or the Required Lenders shall so request, the Administrative Agent, the Required Lenders and the Borrower Representative shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the reasonable approval of the Required Lenders); provided, that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Borrower Representative shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested by the Administrative Agent setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
Section 1.03    Interpretation, Etc.

Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Article, Section, Schedule or Exhibit shall be to an Article, a Section, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights. The terms lease and license shall include sub-lease and sub-license, as applicable. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein or therein, any reference in this Agreement or any other Loan Document to any agreement, document or instrument shall mean such agreement, document or instrument as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the express terms of this Agreement or such Loan Document. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations or Guaranteed Obligations (or words of like import) shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (ii) all reasonable, out of pocket costs and expenses due and payable by the Loan Parties to any Agent or Lender pursuant to the Loan Documents and that have accrued and are unpaid regardless of whether demand has been made therefor, (iii) all fees or charges that have accrued hereunder or under any other Loan Document and are unpaid, (b) the payment or repayment in full in immediately available funds of all other outstanding Obligations other than unasserted contingent indemnification Obligations, and (c) the termination in writing of all of the Commitments of the Lenders. For purposes of determining compliance with any Section of Article VI, in the event that any Lien, Investment, Indebtedness, Asset Sale, Restricted Payment, transaction with Affiliates or contractual obligation meets the criteria of more than one of the categories of transactions permitted pursuant to such Section, such transaction (or portion thereof) at any time, shall be permitted under such clauses of such Section as determined by the Borrower Representative in its sole discretion at such time (but, for the avoidance of doubt, in order to comply with Article VI, such Lien, Investment, Indebtedness, Asset Sale, Restricted Payment, transaction with Affiliates or contractual obligation must comply with all applicable Sections).
Section 1.04    Divisions
For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II
LOANS
Section 2.01    Term Loans.

(a)Initial Term Loan Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Closing Date, an Initial Term Loan to the Borrowers in an amount equal to such Lender’s Initial Term Loan Commitment. The Borrowers may make only one borrowing under the Initial Term Loan Commitment which shall be on the Closing Date. Any amount borrowed under this Section 2.01(a) and subsequently repaid or prepaid may not be reborrowed. All amounts owed hereunder with respect to the Initial Term Loans shall be paid in accordance with the payment terms set forth herein (including, without limitation, payment terms with respect to interest payments set forth in Section 2.06 and mandatory prepayments, if any, set forth in Section 2.11) and, in any event, the Initial Term Loan shall be paid in full no later than the Term Loan Maturity Date. Each Lender’s Initial Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Initial Term Loan Commitment on such date.
(b)Borrowing Mechanics for Term Loans.
(i)The Borrowers shall deliver to the Administrative Agent a fully executed Borrowing Notice not later than 2:00 p.m. (New York City time) one (1) Business Day prior to the Closing Date. Promptly upon receipt by the Administrative Agent of such Borrowing Notice, the Administrative Agent shall notify each Lender with an Initial Term Loan Commitment of the proposed borrowing.
(ii)Each Lender with an Initial Term Loan Commitment shall make its Initial Term Loan available to the Administrative Agent not later than 12:00 p.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at the Principal Office designated by the Administrative Agent. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of the Initial Term Loans available to the Borrowers on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by the Administrative Agent from Lenders to be wired to the account of the Borrowers or such other Person as may be designated in writing to the Administrative Agent by the Borrower Representative.
Section 2.02    Delayed Draw Term Loans.
(a)Delayed Draw Term Loan Commitments. During the Delayed Draw Term Loan Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Delayed Draw Term Loans to the Borrowers in an aggregate amount up to but not exceeding such Lender’s Delayed Draw Term Loan Commitment; provided, that after giving effect to the making of any Delayed Draw Term Loan, in no event shall the Total Utilization of Delayed Draw Term Loan Commitments exceed the Delayed Draw Term Loan Commitments then in effect. Any amount borrowed under this Section 2.02(a) and subsequently repaid or prepaid may not be reborrowed. Each Lender’s applicable Delayed Draw Term Loan Commitment shall expire on the Delayed Draw Term Loan Commitment Termination Date and all Delayed Draw Term Loans and all other amounts owed hereunder with respect to the Delayed Draw Term Loans and the Delayed Draw Term Loan Commitments shall be paid in full no later than the Term Loan Maturity Date.
(b)Borrowing Mechanics for the Delayed Draw Term Loans.
(i)Delayed Draw Term Loans shall be in an aggregate minimum amount of $[***] and integral multiples of $[***] in excess of that amount (or, if the then aggregate unused portion of the Delayed Draw Term Loan Commitments are less than $[***], such lesser amount).

(ii)Whenever the Borrowers desire that Lenders make a Delayed Draw Term Loan, the Borrowers shall deliver to the Administrative Agent a fully executed and delivered Borrowing Notice no later than 2:00 pm (New York City time) ten (10) Business Days in advance of the proposed Credit Date. Except as provided herein, a Borrowing Notice for the Delayed Draw Term Loan shall be irrevocable, and the Borrowers shall be bound to make the borrowing in accordance therewith.
(iii)Notice of receipt of the Borrowing Notice in respect of the Delayed Draw Term Loan, together with the amount of each Lender’s Pro Rata Share thereof, if any, shall be provided by the Administrative Agent to each applicable Lender with reasonable promptness on the same day as the Administrative Agent’s receipt of such Borrowing Notice from the Borrowers (if received in a timely manner).
(iv)Each Lender shall make the amount of its Delayed Draw Term Loan available to the Administrative Agent not later than 2:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Principal Office designated by the Administrative Agent. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Delayed Draw Term Loan available to the Borrowers on applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Delayed Draw Term Loans received by the Administrative Agent from Lenders to be wired to the account of the Borrowers or such other Person as may be designated in writing to the Administrative Agent by the Borrower Representative.
Section 2.03    Pro Rata Shares; Availability of Funds.
(a)Pro Rata Shares. All Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder nor shall any Term Loan Commitment or any Delayed Draw Term Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder.
(b)Availability of Funds. Unless the Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Credit Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrowers a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three (3) Business Days. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify Borrower Representative and Borrowers shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent. Nothing in this Section 2.03(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitment hereunder or to prejudice any rights that the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

Section 2.04    Use of Proceeds
The proceeds of (a) the Initial Term Loans on the Closing Date shall be used to (i) [***] (ii) [***] (iii) pay the Transaction Costs, (iv) for working capital and other general corporate purposes of the Borrowers and their Restricted Subsidiaries, (v) fund [***] (including repayment of any Indebtedness in connection therewith) and pay fees and expenses in connection therewith, (vi) Capital Expenditures and for working capital and other general corporate purposes, and (vii) to fund Permitted Acquisitions. The Delayed Draw Term Loans shall be used after the Closing Date to fund the acquisition of up to 4 additional dispensaries that constitute Permitted Acquisitions (including repayment of any Indebtedness in connection therewith) and pay fees and expenses in connection therewith. The Incremental Term Loans shall be used after the Closing Date to fund Permitted Acquisitions or Capital Expenditures and for working capital and other general corporate purposes. No portion of the proceeds of any Credit Extension shall be used in any manner that causes such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X or any other regulation of the Board of Governors or to violate the Exchange Act.
Section 2.05    Evidence of Debt; Register; Notes.
(a)Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of the Borrowers to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrowers, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Delayed Draw Term Loan Commitment or the Borrowers’ Obligations in respect of any Loans; provided, further, that in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern. In the event that a Note is ever lost, stolen, destroyed, or mutilated, upon the receipt of an affidavit of an officer of any Lender as to such loss, theft, destruction or mutilation, together with customary indemnifications from such Lender as reasonably required by the Borrowers, the Borrowers shall issue, in lieu thereof, a replacement Note in the same principal amount thereof and otherwise of like tenor.
(b)Register. The Administrative Agent (or its agent or sub-agent appointed by it) shall, solely in this capacity as a non-fiduciary agent of the Borrowers, maintain at one of its offices located in the United States a register for the recordation of the names and addresses of Lenders (including any assignments and assumptions) and Loans of, and principal amounts (and stated interest) of and owing to, each Lender from time to time (the “Register”). The Register shall be available for inspection by the Borrowers or any Lender (with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior written notice. The Administrative Agent shall record, or shall cause to be recorded, in the Register the Delayed Draw Term Loan Commitments and the Loans in accordance with the provisions of Section 10.06(b), and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on the Borrowers and each Lender, absent manifest error; provided, that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Delayed Draw Term Loan Commitment or the Borrowers’ Obligations in respect of any Loan. The Borrowers hereby designate the Administrative Agent to serve as the Borrower’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.05, and the Borrowers hereby agree that, to the extent the Administrative Agent serves in such capacity, the Administrative Agent and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees.”

(c)Notes. If so requested by any Lender, the Borrowers shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.06(c)) on the Closing Date (or, if requested by the Lender after the Closing Date, promptly after the Borrower Representative’s receipt of written notice of such request to the Borrowers (with a copy to the Administrative Agent)), a Note or Notes to evidence such Lender’s Initial Term Loan, the Delayed Draw Term Loan or any Incremental Term Loan, as the case may be.
Section 2.06    Interest on Loans.
(a)Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made to final repayment (whether by acceleration or otherwise) thereof at the following rates: [***].
(b)Interest payable pursuant to this Section 2.06 shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest, the date of the making of such Loan shall be included, and the date of payment of such Loan, shall be excluded; provided, that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.
(c)Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis; (ii) shall be payable in arrears on the last Business Day of each March, June, September, and December; (iii) shall be payable in arrears upon any prepayment of such Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iv) shall be payable in arrears at maturity of such Loan, including final maturity of such Loan.
Section 2.07    Default Interest
Upon the occurrence and during the continuance of an Event of Default, subject to Section 10.18, the principal amount of all Loans outstanding and, to the extent permitted by applicable Law, any accrued and unpaid interest on the Loans, and any fees or other amounts outstanding, shall bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at an interest rate of [***]% (the “Default Rate”). Payment or acceptance of the increased rates of interest provided for in this Section 2.07 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender. The Borrowers expressly agree that with respect to the possible payment of interest at the Default Rate hereunder: (i) the Default Rate is reasonable and is the product of an arm’s length transaction between sophisticated business parties, ably represented by counsel; (ii) the Default Rate shall be payable notwithstanding the then prevailing market rates at the time payment is made; (iii) there has been a course of conduct between the Administrative Agent and Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay interest at the Default Rate; and (iv) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Borrowers expressly acknowledge that its agreement to pay interest at the Default Rate as herein described is a material inducement to the Administrative Agent and Lenders to provide the Commitments and make the Loans.
Section 2.08    Fees.
(a)The Borrowers shall pay to the Administrative Agent, for the Administrative Agent’s own account or for the account of the Lenders, as applicable, fees in the amounts and at the times set forth in the Fee Letter and except as may be otherwise agreed in writing between the parties to the Fee Letter, such fees shall be in all respects fully earned when due and payable pursuant to the terms of the Fee Letter and non-refundable and non-creditable thereafter.
(b)If Borrowers shall fail to pay any principal or interest on any Loan or any fees or other amounts due hereunder, in all cases as and when due, and such failure to pay continues for a period of five (5) days, the Borrowers shall pay to the Administrative Agent, for the Administrative Agent’s own account or for the account of the Lenders, as applicable, in addition to the payment of principal, interest fees or other amounts otherwise due and payable, a late charge fee equal to [***] percent ([***]%) of such payment.
(c)In addition to any of the foregoing fees, Borrowers agree to pay to Agents such other fees and in the amounts and at the times separately agreed upon between the Agents and Borrowers in writing.
Section 2.09    Principal Payments
Borrowers jointly, severally and unconditionally promise to pay in full to the Administrative Agent, for the account of each Lender, on the Term Loan Maturity Date, the then unpaid principal amount of the Term Loans.
Section 2.10    Voluntary Prepayments/Commitment Reductions.
(a)Voluntary Prepayments. Subject to the terms of the Fee Letter, any time and from time to time, the Borrowers may prepay any Term Loans on any Business Day, in whole or in part, in an aggregate minimum amount of $[***] and integral multiples of $[***] in excess of that amount. Notwithstanding anything to the contrary contained herein, each prepayment of Term Loans made pursuant to this Section 2.10(a) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid. All such prepayments shall be made upon not less than three (3) Business Days’ prior written notice given to the Administrative Agent by 2:00 p.m. (New York City time) on the date required (and the Administrative Agent shall promptly transmit such notice by email to each Lender); provided, that, if the Borrowers wish to prepay the Term Loans in full and terminate any outstanding Commitments in whole, the Borrowers may do so only after having delivered prior written notice to the Administrative Agent at least five (5) Business Days’ (by 2:00 p.m. (New York City time)) prior to the effective date of such prepayment and termination (and the Administrative Agent shall promptly transmit such notice by email to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.12(a).
(b)Reductions in Delayed Draw Term Loan Commitments. The Borrowers may, upon not less than five (5) Business Days’ prior written notice to the Administrative Agent (and the Administrative Agent shall promptly notify each Lender of such reduction by email), at any time and from time to time terminate in whole or permanently reduce in part the Delayed Draw Term Loan Commitments in an amount not to exceed the then-remaining aggregate Delayed Draw Term Loan Commitments; provided, that any such partial reduction of the Delayed Draw Term Loan Commitments shall be in an aggregate minimum amount of $[***] (or, if less, the remaining Delayed Draw Term Loan Commitments) and integral multiples of $[***] in excess of that amount. The Borrowers notice to the Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Delayed Draw Term Loan Commitments shall be effective on the date specified in the Borrowers’ notice and shall reduce the Delayed Draw Term Loan Commitment of each Lender proportionately to its Pro Rata Share thereof.

Section 2.11    Mandatory Prepayments.
(a)Asset Sales. No later than the third (3rd) Business Day following the date of receipt by Holdings or any of its Restricted Subsidiaries of Net Cash Proceeds (it being understood that such Net Cash Proceeds shall be promptly deposited into an Approved Deposit Account) in respect of any Asset Sale permitted by Section 6.08 (other than Sale and Leaseback Transactions permitted by Section 6.10), the Borrowers shall prepay the Loans as set forth in Section 2.12(b) in an aggregate amount equal to [***]% of such Net Cash Proceeds; provided, that, so long as no Default or Event of Default shall have occurred and be continuing at the time of the delivery of the written notice described in this clause (a) or at the proposed time of the investment of such Net Cash Proceeds as described in this clause (a), the Borrowers shall have the option, upon written notice to the Administrative Agent, directly or through one or more of its Restricted Subsidiaries that is a Loan Party, to reinvest (or commit to reinvest) such Net Cash Proceeds within one hundred eighty (180) days of receipt thereof in productive assets of the general type used or useful in the business of Holdings and its Restricted Subsidiaries; provided, further that to the extent any such Net Cash Proceeds therefrom have not been so applied by the end of such one hundred eighty (180) days day period, then, at such time, a prepayment shall be required in an amount equal to such Net Cash Proceeds that have not been so applied.
(b)Insurance/Condemnation Proceeds. No later than the third (3rd) Business Day following the date of receipt by Holdings or any of its Restricted Subsidiaries of any Net Cash Proceeds (it being understood that such Net Cash Proceeds shall be promptly deposited into an Approved Deposit Account) of the type described in clause (b) of the definition thereof (and immediately upon the direct receipt by an Agent as lender loss payee, of any Net Cash Proceeds of the type described in clause (b) of the definition thereof; provided, that if no Default or Event of Default shall have occurred and be continuing at the time the Administrative Agent receives such Net Cash Proceeds, the Administrative Agent shall promptly deposit such amounts into the Approved Deposit Account to be otherwise applied in accordance with this Section 2.11(b)), the Borrower shall prepay the Loans (or, alternatively, the Borrower shall be deemed to have prepaid the Loans, in the case of direct receipt of the Net Cash Proceeds by an Agent as lender loss payee subject to the immediately preceding proviso), as set forth in Section 2.12(b) in an aggregate amount equal to [***]% of such Net Cash Proceeds; provided, that so long as no Default or Event of Default shall have occurred and be continuing at the time of the delivery of the written notice described below through the time of the investment of such Net Cash Proceeds, the Borrowers shall have the option, upon written notice to the Administrative Agent, directly or through one or more of its Restricted Subsidiaries that is a Loan Party, to reinvest such Net Cash Proceeds within one hundred eighty (180) days of receipt thereof in productive assets of the general type used or useful in the business of the Holdings and its Restricted Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof; provided, further that, to the extent any such Net Cash Proceeds therefrom have not been so applied by the end of such one hundred eighty (180) days day period, then, at such time, a prepayment shall be required in an amount equal to such Net Cash Proceeds that have not been so applied.
(c)Issuance or Incurrence of Debt. No later than the third (3rd) Business Day following the date of receipt by Holdings or any of its Restricted Subsidiaries of any Net Cash Proceeds (it being understood that such Net Cash Proceeds shall be promptly deposited into an Approved Deposit Account) from the issuance or incurrence of any Indebtedness of any Loan Party or any of its Restricted Subsidiaries (other than with respect to any Indebtedness permitted to be issued or incurred pursuant to Section 6.01), the Borrowers shall prepay the Loans as set forth in Section 2.12(b) in an aggregate amount equal to [***]% of such Net Cash Proceeds.
(d)Extraordinary Receipts. No later than the third (3rd) Business Day following the date of receipt by Holdings or any of its Restricted Subsidiaries of any Net Cash Proceeds in respect of any Extraordinary Receipt in excess of $[***] (it being understood that such Net Cash Proceeds shall be promptly deposited into an Approved Deposit Account), the Borrowers shall prepay the Loans as set forth in Section 2.12(b) in an aggregate amount equal to [***]% of such Net Cash Proceeds.
(e)Other Investments. On the day of consummation of any Investment permitted by clauses (i) and (ii) of Section 6.06(o), the Borrowers shall prepay the Loans as set forth in Section 2.12(b) in an aggregate amount equal to [***] percent ([***]%) of such Investment.
(f)Prepayment Certificate. Three (3) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to any prepayment of the Loans pursuant to Sections 2.11(a) through 2.11(e), the Borrower Representative shall deliver to the Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable Net Cash Proceeds. In the event that the Borrowers shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, the Borrowers shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and the Borrower Representative shall concurrently therewith deliver to the Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.
(g)Prepayments Generally. Nothing contained in this Section 2.11 shall permit Holdings or any of its Restricted Subsidiaries to take any action that is otherwise prohibited by the terms and conditions of this Agreement.
Section 2.12    Application of Prepayments/Reductions.
(a)Application of Voluntary Prepayments. Subject to Section 2.13(f), any prepayment of any Loan pursuant to Section 2.10 shall be applied on a pro rata basis across all Classes of Term Loans (in accordance with the respective outstanding principal balances thereof).
(b)Application of Mandatory Prepayments. Subject to Section 2.12(c) and Section 2.13(f), any amount required to be paid pursuant to Sections 2.11(a) through 2.11(e) shall be applied to prepay the Term Loans (including, for the avoidance of doubt, the Delayed Draw Term Loan) on a pro rata basis across all Classes of Term Loans (in accordance with the respective outstanding principal amounts thereof).
(c)Declined Proceeds. Notwithstanding the foregoing, any mandatory prepayment paid pursuant to Sections 2.11(a) through 2.11(e) may be declined by any Lender without prejudice to such Lender’s rights hereunder to accept or decline any future payments in respect of mandatory prepayments. If a Lender chooses not to accept payment in respect of a mandatory prepayment, in whole or in part, it shall provide the Administrative Agent written notice of such rejection no later than 5:00 p.m. (New York City time) two (2) Business Days prior to the proposed prepayment date. To the extent any Lender fails to provide the notice within the time frame set forth above, it shall be deemed to have accepted the prepayment.
Section 2.13    General Provisions Regarding Payments.
(a)All payments by the Borrowers of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense (other than payment in full), setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 2:00 p.m. (New York City time) on the date due at the Principal Office designated by the Administrative Agent for the account of Lenders. For purposes of computing interest and fees, funds received by the Administrative Agent after that time on such due date may, in Administrative Agent’s discretion, be deemed to have been paid by the Borrowers on the next succeeding Business Day.

(b)All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.
(c)The Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due with respect thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent.
(d)Whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.
(e)The Administrative Agent may, in its discretion, deem any payment by or on behalf of the Borrowers hereunder that is not made in same day funds prior to 2:00 p.m. (New York City time) to be a non-conforming payment. Any such payment may not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. The Administrative Agent shall give prompt notice to the Borrower Representative and each applicable Lender (in writing, which may be by email) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.01(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate at the election of the Administrative Agent (or at the written request of the Required Lenders) from the date such amount was due and payable until the date such amount is paid in full.
(f)If an Event of Default shall have occurred and be continuing and shall not have otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.01, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied as follows:
(i)first, to pay any reasonable documented out-of-pocket costs or expenses (including reasonable documented out-of-pocket cost or expense reimbursements) or indemnitees then due to any Agent under the Loan Documents until paid in full,
(ii)second, to pay any fees or premiums then due to any Agent under the Loan Documents until paid in full,
(iii)third, ratably, to pay any reasonable documented out-of-pocket costs or expenses (including reasonable documented out-of-pocket cost or expense reimbursements) or indemnitees then due to any of the Lenders under the Loan Documents until paid in full,
(iv)fourth, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents until paid in full,
(v)fifth, ratably, to pay interest accrued in respect of the Obligations until paid in full,

(vi)sixth, ratably, to pay the outstanding principal balance of the Term Loans (including, for the avoidance of doubt, the Delayed Draw Term Loan) on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) across all Classes of Term Loans until the Term Loans are paid in full;
(vii)seventh, to pay any other Obligations until paid in full, and
(viii)eighth, to the Borrowers or such other Person entitled thereto under applicable Law.
Section 2.14    Ratable Sharing
Lenders hereby agree among themselves, that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrowers or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrowers expressly consent to the foregoing arrangement and agree that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by the Borrowers to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.14 shall not be construed to apply to (a) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it in accordance with the express terms of this Agreement.
Section 2.15    Increased Costs; Capital Adequacy.
(a)Compensation for Increased Costs and Taxes. In the event that any Lender or the Administrative Agent, as the case may be, shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender or the Administrative Agent, as the case may be, with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority: (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Excluded Taxes or Indemnified Taxes) with respect to this Agreement or any of the other Loan Documents or any of its obligations hereunder or thereunder or any payments to such Lender

(or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender; or (iii) imposes any other condition on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to the Administrative Agent or such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by the Administrative Agent or such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Borrowers shall promptly, but in any event within ten (10) Business Days, pay to the Administrative Agent or such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate the Administrative Agent or such Lender for any such increased cost or reduction in amounts received or receivable hereunder. The Administrative Agent or such Lender shall deliver to the Borrower Representative (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to the Administrative Agent or such Lender under this Section 2.15(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.
(b)Capital Adequacy Adjustment. In the event that any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any such Lender’s holding company as a consequence of, or with reference to, such Lender’s Loans or other obligations hereunder with respect to the Loans, to a level below that which such Lender or such holding company could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such holding company with regard to capital adequacy), then from time to time, within ten (10) Business Days after receipt by the Borrower Representative from such Lender of the statement referred to in the next sentence, the Borrowers shall pay to such Lender such additional amount or amounts as shall compensate such Lender or such controlling corporation for such reduction. Such Lender shall deliver to the Borrower Representative (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.15(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error. For the avoidance of doubt, clauses (a) and (b) of this Section 2.15 shall apply to all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any United States regulatory authority (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority), regardless of the date adopted, issued, promulgated or implemented.
(c)Payment Requests. Promptly after any Lender has determined that it will make a request for payment pursuant to this Section 2.15, such Lender shall notify the Borrower Representative thereof. Failure or delay on the part of any Lender to demand payment pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s right to demand such payment; provided that the Borrowers shall not be required to compensate a Lender pursuant to Section 2.15(a) or Section 2.15(b) for any amounts incurred more than one hundred eighty (180) days prior to the date that such Lender notifies the Borrower

Representative of such increased costs or reductions and of such Lender’s intention to claim payment therefor.
Section 2.16    Taxes; Withholding, Etc.
(a)Withholding of Taxes.
(i)Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the applicable Lender or Administrative Agent or other recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. Further, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(ii)Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that a Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(g) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (a)(ii).
(iii)As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.16, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment satisfactory to the Administrative Agent.
(b)Evidence of Exemption from U.S. Withholding Tax. Each Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payment made under any Loan Document shall, to the extent it is legally entitled to do so, deliver to the Administrative Agent and the Borrower Representative, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of all other Lenders), and at such other times as may be necessary in the determination of the Borrowers or the Administrative Agent (each in the reasonable exercise of its discretion) such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate.
(c)The Borrowers and the other Loan Parties shall jointly and severally indemnify the Administrative Agent and any Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes for which additional amounts are required to be paid pursuant to Section 2.16 arising in connection with payments made under this Agreement or any other Loan Document (including any such Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) paid by the Administrative Agent or Lender or any of their respective Affiliates and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Loan Party shall be conclusive absent manifest error.
Section 2.17    Uncommitted Accordion.
(a)Requests At any time during the period from and after the Closing Date through but excluding the date that is the third year anniversary of the Closing Date, the Borrowers may, by written request to Administrative Agent (and subject to the conditions set forth in clause (b) below), request increases in the commitments for Term Loans under a new term loan tranche or under any existing term loan tranche (each, an “Incremental Term Loan Commitment” and the term loans thereunder, an “Incremental Term Loan”; each Incremental Term Loan Commitment is sometimes referred to herein individually as an “Incremental Facility” and collectively as the “Incremental Facilities”), in an aggregate amount not to exceed $[***] for all such Incremental Facilities; provided that (i) no commitment of any Lender shall be increased without the consent of such Lender (which shall be provided in such Lender’s sole discretion) and (ii) such Incremental Facility shall be subject to original issue discount and other fees as agreed to by the Borrowers and Lenders but consistent with the Fee Letter. Such request shall set forth (A) the amount of the Incremental Term Loan Commitment being requested (which shall be in a minimum amount of $[***] and multiples of $[***] in excess thereof) and (B) the date (an “Incremental Effective Date”) on which such Incremental Facility is requested to become effective (which, unless otherwise agreed by Administrative Agent, shall not be less than 10 Business Days nor more than 60 days after the date of such request).
(b)Conditions. No Incremental Facility shall become effective under this Section 2.17 unless, after giving effect to such Incremental Facility, the Term Loans to be made thereunder, and the application of the proceeds therefrom:
(i)no Default or Event of Default shall exist at the time of funding;
(ii)calculated on a pro forma basis immediately after giving effect to such Incremental Facility (A) the Loan Parties shall be in compliance with the Financial Covenant set forth in Section 6.07 as of the last day of the Fiscal Month most recently ended and (B) Holdings shall have demonstrated projected pro forma compliance with the Financial Covenant set forth in Section 6.07 for the immediately succeeding twelve (12) full Fiscal Month period ending after the funding of the Incremental Facility and the use of proceeds therefrom;
(iii)the representations and warranties contained in Article IV and the other Loan Documents are true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality or a Material Adverse Effect standard in which case it shall be true and correct in all respects) on and as of the effective date of such funding, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct (in compliance with the foregoing standard) as of such earlier date;
(iv)Administrative Agent shall have received a certificate of an Authorized Officer of Borrower Representative certifying as to the foregoing;
(v)the proceeds of each Incremental Term Loan shall be used for the purposes set forth in Section 2.04; and
(vi)Administrative Agent shall have received, to the extent Administrative Agent shall have required or requested, customary legal opinions from Borrowers’ counsel, customary evidence of authorization with respect to any of the officers executing the Incremental Facility and related documentation on behalf of the Borrowers, Organizational Documents and good standing certificates from Borrowers in their jurisdictions of organization and a solvency, secretary certificate and officer’s certificate from Borrowers, in each case, in form and substance satisfactory to Administrative Agent in its reasonable discretion.
(c)Loan Terms. Each provision applicable to the Term Loans, including without limitation the terms and provisions of Sections 2.05, 2.06, 2.07, 2.08 and 2.09, shall be applicable to the Incremental Term Loans, and all references in this Agreement and any other Loan Document to the Term Loans shall be deemed, unless the context requires otherwise, to include any Incremental Term Loan made pursuant to this Section 2.17.
(d)Treatment. The Incremental Term Loans and the Incremental Facilities established pursuant to this Section 2.17 shall be entitled to all the benefits afforded by this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from any guarantees and the security interests created pursuant to the Loan Documents. Borrowers shall take any actions reasonably required by the Administrative Agent, Collateral Agent or the Lenders to ensure and demonstrate that the Liens and security interests granted pursuant to the Loan Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such new Incremental Facility.
ARTICLE III
CONDITIONS PRECEDENT
Section 3.01    Closing Date
The obligation of each Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.05, of the following conditions on or before the Closing Date:
(a)Loan Documents. The Administrative Agent shall have received all of the agreements, documents, instruments and other items set forth on the closing checklist attached hereto as Exhibit D, each in form and substance satisfactory to the Administrative Agent.
(b)Historical Financial Statements; Projections. The Administrative Agent shall have received (i) the Historical Financial Statements and (ii) the Projections.
(c)Opinions of Counsel to Loan Parties. The Agents and the Lenders shall have received copies of the written opinions of Royer Cooper Cohen Braunfeld LLC, Dentons US LLP and Foley

Hoag LLP, counsel for the Loan Parties, as to such matters as the Administrative Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance satisfactory to the Administrative Agent.
(d)Organizational Documents; Incumbency. The Administrative Agent shall have received (1) copies of each Organizational Document executed and delivered by each Loan Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (2) signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party; (3) resolutions of the board of directors or similar governing body of each Loan Party approving and authorizing the incurrence of Indebtedness contemplated hereby and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by an Authorized Officer of such Loan Party as being in full force and effect without modification or amendment; and (4) a good standing certificate from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Closing Date.
(e)Existing Indebtedness. On the Closing Date, the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Existing Indebtedness will have been paid in full, the Loan Parties and their Restricted Subsidiaries’ commitments relating thereto will have been terminated and all Liens or security interests related thereto will have been terminated or released, in each case on terms satisfactory to the Administrative Agent.
(f)Personal Property Collateral. In order to create in favor of the Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the personal property Collateral, each Loan Party shall have delivered to the Collateral Agent:
(1)evidence satisfactory to the Collateral Agent of the compliance by each Loan Party of their obligations under the Pledge and Security Agreement and the other Security Documents (including their obligations to deliver UCC financing statements in proper form for filing and originals of certificated securities, instruments and chattel paper to the extent provided therein);
(2)a completed Perfection Certificate dated as of the Closing Date and executed by an Authorized Officer of each Loan Party, together with all attachments contemplated thereby;
(3)if applicable, fully executed Intellectual Property Security Agreements, in proper form for filing or recording with the United States Patent and Trademark Office or Copyright Office, as applicable with respect to the Intellectual Property Assets listed in Schedule 4.7 to the Pledge and Security Agreement; and
(4)evidence that each Loan Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to Section 6.01(b)) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by the Collateral Agent.
(g)Lien and Judgment Searches. The Collateral Agent shall have received the results of recent lien and judgment searches in each of the jurisdictions in which Uniform Commercial Code financing statements or similar filings or recordations should be made to evidence or perfect security interests in all assets of the Loan Parties, and such searches shall reveal no Liens on any of the assets of the Loan Party, except for Permitted Liens or Liens to be discharged on or prior to the Closing Date.
(h)Solvency Certificate. On the Closing Date, the Administrative Agent shall have received a Solvency Certificate from an Authorized Officer of Holdings, dated as of the Closing Date.
(i)Regulatory Information. At least three (3) Business Days prior to the Closing Date, to the extent requested at least ten (10) Business Days prior to the Closing Date, the Administrative Agent shall have received all documentation and other information (which shall include a duly completed IRS Form W-9 for the Borrowers) required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) the “PATRIOT Act”).
(j)Fees. The Borrowers shall have paid (or concurrently with the closing shall pay) to (i) the Agents the fees payable on the Closing Date referred to in the Fee Letter and (ii) all other amounts due and payable on the Closing Date pursuant to this Agreement, whether for expenses or otherwise.
(k)Letter of Direction. The Administrative Agent shall have received a duly executed letter of direction (the “Letter of Direction”) from the Borrowers addressed to the Administrative Agent, on behalf of itself and Lenders, directing the disbursement on the Closing Date of the proceeds of the Loans made on such date.
(l)Representation and Warranties. The representations and warranties set forth in Article IV herein and in each other Loan Document shall be true and correct in all material respects (without duplication of any materiality standard explicitly set forth in any such representation or warranty) on and as of the Closing Date; provided, that to the extent any such representation or warranty is already qualified by materiality or material adverse effect, such representation or warranty shall be true and correct in all respects.
(m)Evidence of Insurance. The Collateral Agent shall have received a certificate from Holding’s insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.05 is in full force and effect.
(n)Closing Date Certificate. Borrower Representative shall have delivered to the Administrative Agent an executed Closing Date Certificate, together with all attachments thereto, in form and substance satisfactory to the Administrative Agent.
Section 3.02    Conditions to Each Credit Extension.
(a)Conditions Precedent to Each Credit Extension. The obligation of each Lender to make any Delayed Draw Term Loan on any Credit Date is subject to the satisfaction, or waiver in accordance with Section 10.05, of the following conditions precedent:
(i)the Administrative Agent shall have received a fully executed Borrowing Notice;
(ii)after making the applicable Delayed Draw Term Loan requested on such Credit Date, the Total Utilization of Delayed Draw Term Loan Commitments shall not exceed the Delayed Draw Term Loan Commitments then in effect;

(iii)the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided, that to the extent any such representation or warranty is already qualified by materiality or material adverse effect, such representation or warranty shall be true and correct in all respects;
(iv)as of such Credit Date, no event shall have occurred and be continuing or would result from the funding of the Delayed Draw Term Loan that would constitute a Material Adverse Effect;
(v)the Loan Parties shall be in compliance with the Financial Covenant on a pro forma basis after giving effect to the funding of the Delayed Draw Term Loan on such Credit Date and the use of proceeds thereof, and Administrative Agent shall have received a certificate from an Authorized Officer of the Borrower Representative certifying to the foregoing and attaching the calculations supporting pro forma compliance with the Financial Covenant, in each case satisfactory to the Administrative Agent;
(vi)as of such Credit Date, no event shall have occurred and be continuing or would result from the extension of the Delayed Draw Term Loan that would constitute a Default or an Event of Default; and
(vii)the Loan Parties shall be in compliance with the requirements set forth in Section 2.02.
(b)Notices. Any Borrowing Notice shall be executed by an Authorized Officer in a writing delivered to the Administrative Agent.
(c)Each borrowing by the Borrowers hereunder shall constitute a representation and warranty by the Borrowers as of the date of such Credit Extension that the conditions contained in Section 3.02(a) have been satisfied, excluding any such conditions that have been waived in writing by the Administrative Agent.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
In order to induce the Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Loan Party represents and warrants to the Agents and each Lender on the Closing Date and on each Credit Date that the following statements are true and correct:
Section 4.01    Organization; Requisite Power and Authority; Qualification
Each of Holdings and its Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified on Schedule 4.01, (b) has all requisite power and authority to own and operate its properties, to carry on its Core Business as now conducted and as proposed to be conducted, and, solely with respect to the Loan Parties, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby and (c) is qualified to do business and in good standing in every jurisdiction where any portion of its assets are located and wherever necessary to carry out its business and operations, in each case with respect to this clause (c), except where the failure to do so would not be reasonably expected to have a Material Adverse Effect.

Section 4.02    Equity Interests and Ownership
The Equity Interests of each of Holdings, Borrowers and Borrowers’ respective Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 4.02, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings, Borrowers or Borrowers’ respective Subsidiaries is a party requiring, and there is no membership interest or other Equity Interests of Holdings, Borrowers or Borrowers’ respective Subsidiaries outstanding which upon conversion, exchange or exercise would require, the issuance by Holdings, Borrowers or Borrowers’ respective Subsidiaries of any additional membership interests or other Equity Interests of Holdings, Borrowers or Borrowers’ respective Subsidiaries or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of Holdings, Borrowers or any of Borrowers’ respective Subsidiaries. Schedule 4.02 correctly sets forth the ownership interest of Holdings, Borrowers and each of Borrowers’ respective Subsidiaries (other than Excluded Subsidiaries).
Section 4.03    Due Authorization
The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.
Section 4.04    No Conflict
The execution, delivery and performance by the Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (a) violate (i) any material provision of any law or any material governmental rule or regulation applicable to any Loan Party or any of its Restricted Subsidiaries, (ii) any of the Organizational Documents of any Loan Party or any of its Restricted Subsidiaries or (iii) any order, judgment or decree of any court or other agency of government binding on any Loan Party or any of its Restricted Subsidiaries; (b) conflict with, result in a breach of or constitute a default under any Contractual Obligation of any Loan Party or any of its Restricted Subsidiaries except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party or any of its Restricted Subsidiaries (other than any Liens created under any of the Loan Documents in favor of the Collateral Agent on behalf of the Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of any Loan Party or any of its Restricted Subsidiaries, except for such approvals or consents which have been obtained on or before the Closing Date and disclosed in writing to the Lenders.
Section 4.05    Governmental Consents
Except as set forth on Schedule 4.05, the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for (a) registrations, consents, approvals, notices and other actions which have been duly obtained, taken, given or made and are in full force and effect, and (b) filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation as of the Closing Date or as of any other time thereafter as required by the Loan Documents.
Section 4.06    Binding Obligation

Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
Section 4.07    Historical Financial Statements
The Historical Financial Statements were prepared in conformity with GAAP (other than with respect to the GAAP Carve-outs) and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Neither any Loan Party nor any of its Subsidiaries has any contingent liability or liability for Taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets or condition (financial or otherwise) of the Loan Parties and their Subsidiaries, taken as a whole.
Section 4.08    Projections
On and as of the Closing Date, the projections of Holdings and its Subsidiaries provided to the Administrative Agent for the period of Fiscal Year 2020 through and including Fiscal Year 2023 (the “Projections”) are based on good faith estimates based upon the performance of the business through the second quarter of 2020, accounting principles consistent with the Historical Financial Statements of Holdings and assumptions made by the management of Holdings; provided, that the Projections are not to be viewed as facts or a guarantee of performance, and are subject to uncertainties and contingencies, which are beyond the control of the Loan Parties, and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided, further, as of the Closing Date, management of the Loan Parties believed that the Projections were reasonable when made in light of the then current circumstances with the understanding that the Projections are updated quarterly.
Section 4.09    No Material Adverse Change
No event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.
Section 4.10    Certain Fees
Except as set forth on Schedule 4.10, no broker’s or finder’s fee or commission shall be payable by the Loan Parties with respect to the transactions contemplated by the Loan Documents, except as payable to the Agents and Lenders.
Section 4.11    Adverse Proceedings, Etc
There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to result in liabilities greater than $[***]. There are no Adverse Proceedings that purport to affect or pertain to the Core Business in any manner that could reasonably be expected to have a Material Adverse Effect. No Loan Party nor any of its Subsidiaries (a) is in violation of any applicable Laws to the extent that, such violation, individually or in the aggregate, could reasonably be expected to have a Material

Adverse Effect (excluding the Controlled Substances Act and other federal laws and regulations related to the sale of Marijuana) or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 4.12    Payment of Taxes
Except as set forth on Schedule 4.12 or otherwise permitted under Section 5.03, all federal and material state Income Tax returns and reports and all other material tax returns and reports of each Loan Party and its Subsidiaries required to be filed by any of them have been timely filed or appropriate extensions for time of filing shall have been obtained, and all Taxes shown on such Tax returns and all other material Taxes of each of Holdings, Borrowers and Borrowers’ respective Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. There is no proposed Tax assessment against any of Holdings, Borrowers and Borrowers’ respective Subsidiaries which is not being actively contested by such Person in good faith and by appropriate proceedings; provided, that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.
Section 4.13    Properties.
(a)Title. Each Loan Party and its Restricted Subsidiaries has (i) good, fee simple title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid licensed rights in (in the case of licensed interests in intellectual property) and (iv) valid title to (in the case of all other personal property), all of their respective properties and assets reflected in the Historical Financial Statements referred to in Section 4.07 (if applicable) and in the most recent financial statements delivered pursuant to Section 5.01, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.08. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens other than Permitted Liens.
(b)Real Estate. Schedule 4.13 contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and no Loan Party has knowledge of any default of any material term thereof that has occurred and is continuing thereunder.
Section 4.14    Environmental Matters
Each of Holdings, Borrowers and Borrowers’ respective Subsidiaries is in material compliance with all applicable Environmental Laws, and any past noncompliance has been fully resolved without any pending, on-going or future obligation or cost; (b) each of Holdings, Borrowers and Borrowers’ respective Subsidiaries has obtained and maintained in full force and effect all material Governmental Authorizations required pursuant to Environmental Laws for the operation of their respective business; (c) no Loan Party has knowledge of any environmental conditions, violations of Environmental Law, or presence or Releases of Hazardous Materials which could reasonably be expected to form the basis of an Environmental Claim against any of Holdings, Borrowers or Borrowers’ respective Subsidiaries or related to any Real Estate Assets; (d) there are no pending Environmental Claims against any of Holdings, Borrowers or Borrowers’ respective Subsidiaries, and none of Holdings, Borrowers or Borrowers’ respective Subsidiaries has received any written notification that is outstanding or unresolved of any alleged violation of, or liability pursuant to, Environmental Law or responsibility for the Release or threatened Release of, or exposure to, any Hazardous Materials; and (e) no Lien imposed pursuant to any Environmental Law has attached to any Collateral and no Loan Party has knowledge of any environmental conditions that exist that could reasonably be expected to result in the imposition of such a Lien on any Collateral.
Section 4.15    No Defaults.
None of Holdings, Borrowers or Borrowers’ respective Subsidiaries is in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a material default.
Section 4.16    Material Contracts
Schedule 4.16 contains a true, correct and complete list of all the Material Contracts in effect, and except as described thereon, all such Material Contracts are in full force and effect and no material defaults currently exist thereunder.
Section 4.17    Governmental Regulation
No Loan Party nor any Subsidiary thereof is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act of 1940) and no Loan Party nor any Subsidiary thereof is, or after giving effect to any Credit Extension will be, subject to regulation under the Federal Power Act, the Interstate Commerce Act or any other applicable Law which limits its ability to incur the Obligations or consummate the transactions contemplated hereby.
Section 4.18    OFAC
No Loan Party nor any of its Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. No Loan Party nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any Loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.
Section 4.19    Margin Stock
Neither any Loan Party nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to such Loan Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock for any purpose that violates, or is inconsistent with, the provisions of Regulation U or X of the Board of Governors.
Section 4.20    Employee Matters
None of Holdings, Borrowers or Borrowers’ respective Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Holdings, Borrowers or Borrowers’ respective Subsidiaries or threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings, Borrowers or Borrowers’ respective Subsidiaries or threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Holdings, Borrowers or Borrowers’ respective Subsidiaries and (c) no union representation question existing with respect to the employees of Holdings, Borrowers or Borrowers’ respective Subsidiaries and no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.
Section 4.21    Employee Benefit Plans
(a)Each of Holdings, Borrowers and Borrowers’ respective Subsidiaries are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan; (b) there are no pending or, to the best of each of Holdings’, Borrowers’ and Borrowers’ respective Subsidiaries’ knowledge, threatened claims, actions, or lawsuits or action with respect to an Employee Benefit Plan; (c) none of Holdings, Borrowers or Borrowers’ respective Subsidiaries could reasonably be expected to be subject to a tax or penalty imposed by Section 502(i) or (l) of ERISA; (d) no ERISA Event has occurred or is reasonably expected to occur; (e) Holdings, Borrowers and Borrowers’ respective Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan; and (f) there are no violations of the fiduciary responsibility rules with respect to any Employee Benefit Plan or Pension Plan.
Section 4.22    Solvency
The Loan Parties and their Restricted Subsidiaries, taken as a whole, are and, immediately after giving effect to any Credit Extension shall be, Solvent.
Section 4.23    Compliance with Laws, Etc
Each Loan Party and its Subsidiaries are in material compliance with all applicable Laws (excluding the Controlled Substances Act, or any other Laws to the extent any noncompliance with such Laws directly results from or relates to a violation of the Controlled Substances Act) in respect of the conduct of its Core Business and the ownership of its assets and property.
Section 4.24    Disclosure
No representation or warranty of any Loan Party contained in any Loan Document or in any other documents, certificates or written statements furnished to any Agent or Lender by or on behalf of any Loan Party or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Loan Parties to be reasonable at the time made in light of the then current circumstances, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results.
Section 4.25    PATRIOT Act

To the extent applicable, each Loan Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act or the Bribery Act 2012, and (iii) the export control laws of the United States, as applicable. No part of the proceeds of the Loans shall be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (“FCPA”). All of the documentation related to the Loans are kept in a manner that complies with the recordkeeping requirements of the FCPA and the anti-money-laundering laws.
Section 4.26    Intellectual Property
(i) Each of the Loan Parties owns, or is licensed to use, all Intellectual Property necessary to or used in connection with the Core Business as currently conducted, (ii) no claim has been asserted in writing and is pending by any Person challenging or questioning the ownership, registration or use of any Intellectual Property of the Loan Parties or the validity or effectiveness of any Intellectual Property of the Loan Parties and (iii) to the knowledge of each of the Loan Parties, neither the use of Intellectual Property by each of the Loan Parties nor the conduct of the Core Business infringes upon the intellectual property rights of any Person.
Section 4.27    Security Documents; Perfection; Priority.
(a)The Pledge and Security Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge and Security Agreement) and the proceeds thereof and (i) when the certificates evidencing certificated Pledged Equity Interests (as defined in the Pledge and Security Agreement) are delivered to the Collateral Agent (together with blank endorsements), the Lien created under the Pledge and Security Agreement shall constitute a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such certificated Pledged Equity Interests in each case prior and superior in right to any adverse claim of any other Person (other than Liens of the type described in Section 6.02), and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 4.01 thereto, the Lien created under the Pledge and Security Agreement will constitute a perfected First Priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral in which such a Lien can be perfected through such filings (other than Intellectual Property).
(b)Upon the recordation of the Intellectual Property Security Agreements, if any, with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 4.01 thereto, the Lien created under the Pledge and Security Agreement and Intellectual Property Security Agreements shall constitute a perfected First Priority Lien on, and security interest in, all right, title and interest of the Loan Parties in the Pledged Intellectual Property (as defined in the Pledge and Security Agreement) in which a security interest may be perfected by filing with the United States Patent and Trademark Office and the United States Copyright Office (it being understood that filing with the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the date hereof).
Section 4.28    Common Business Purpose

Each Loan Party represents, warrants and acknowledges that:
(a)although each Loan Party operates as a separate and distinct legal entity, the Loan Parties, as a whole, share a common business purpose which increases the Loan Parties’ (taken as a whole) economies of scale and efficiencies in the coordination and centralization of common business functions and market presence;
(b)the Loan Parties operate using a consolidated cash management system, which includes the processing and collection of accounts receivable and the payment and processing of accounts payable and other operating expenses;
(c)the Loan Parties have sought financing collectively pursuant to this Agreement because they cannot obtain financing in the amounts, or otherwise pursuant to terms, as favorable (taken as a whole) as those set forth in this Agreement, if the Loan Parties were to seek such financing individually and therefore the Loan Parties have greater borrowing capacity as a whole pursuant to this Agreement; and
(d)the Agents and the Lenders have relied on the common business purpose and consolidated credit strength of the Loan Parties in agreeing to make the Loans and enter into this Agreement.
Section 4.29    Cannabis Licenses and Core Business
(a)Each of Holdings, Borrowers and Borrowers’ respective Subsidiaries have, where necessary for the operation of the Core Business in compliance with applicable Law (excluding the Controlled Substances Act, or any other Law to the extent any noncompliance with such Law directly results from or relates to a violation of the Controlled Substances Act or any other federal law related to Marijuana), obtained all required permits, licenses, registrations, qualifications or approvals, including the Cannabis Licenses, in all jurisdictions in which it conducts or proposes to conduct its Core Business for such operations. Except as set forth in Schedule 1.01(e), each Cannabis License or other such permit, license, registration, qualification or approval is valid and fully-effective. Each Loan Party and each Subsidiary thereof has taken all actions necessary for the validity and effectiveness for each Cannabis License or other such permit, license registration, qualification or approval. None of Holdings, Borrowers or Borrowers’ respective Subsidiaries are engaged in any business other than the Core Business and business activities incidental or related thereto. Except as set forth on Schedule 4.29, with respect to the Cannabis Licenses listed on Schedule 1.01(e), the grant of a security interest (i) in each such Cannabis Licenses or (ii) in the Equity Interests of any Person that owns or holds each such Cannabis Licenses, in each case, pursuant to the Security Documents does not violate or require any consent, approval, or notice under the terms of each such Cannabis Licenses or applicable state or local Law under which each such Cannabis License has been issued; and
(b)Except as disclosed on Schedule 4.29, there is and has for the last two years been no inquiry, investigation, claim, enforcement action, or any other similar action by any Governmental Authority, including any Governmental Authority with jurisdiction over the cannabis industry, relating to the Core Business.
ARTICLE V
AFFIRMATIVE COVENANTS
Each Loan Party covenants and agrees that, until payment in full of all Obligations, such Loan Party shall, and shall cause each of its Restricted Subsidiaries (and in the case of Sections 5.03, 5.08, 5.09, 5.17, and 5.20, all Subsidiaries) to:

Section 5.01    Financial Statements and Other Reports
In the case of Borrower Representative, deliver to each Lender:
(a)Weekly Reports. Commencing with the first Sunday after the Closing Date, as soon as available, and in any event within three (3) days after the end of each week, the internally generated reports used by management covering the following numbers by store - gross sales, net sales, gross margin, 4-wall margin, customers per week, average ticket size, and other relevant metrics.
(b)Monthly Reports. Commencing with the Fiscal Month in which the Closing Date occurs, as soon as available, and in any event within thirty (30) days after the end of each Fiscal Month, (i) the internally generated reports used by management covering all the numbers in (a) above, retail sales by product for each store, sales by product for each cultivation facility, and cultivation metrics including quantity produced, quantity sold, price per pound sold, harvest yields and other relevant metrics, and (ii) a detailed report regarding Holdings and its Subsidiaries’ Cash and Cash Equivalents, including an indication of which accounts constitute Qualified Cash, all such financial statements and reports in reasonable detail and in Microsoft Excel or an Excel compatible spreadsheet program;
(c)Quarterly Reports. Commencing with the Fiscal Quarter in which the Closing Date occurs, as soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter, (i) the consolidated and consolidating balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and consolidating statements of income and cash flows and stockholders’ equity of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and with respect to the income statement only, the corresponding figures from the Financial Plan for the current Fiscal Year, and for each such comparative report and (ii) quarterly financial projections for the next two years in Microsoft Excel or an Excel compatible spreadsheet program, with detailed information that covers all the calculations included in Section 5.01(b) and detailed financial statements with growth capital expenditure plans for each current and proposed operational state, in each case on a consolidated basis;
(d)Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, commencing with the Fiscal Year in which the Closing Date occurs, (i) the consolidated and consolidating audited balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of an independent certified public accountants of recognized national standing selected by Holdings, and satisfactory to the Administrative Agent (which report and/or the accompanying financial statements shall be unqualified, other than a “going concern” or like qualification or exception for the Fiscal Year ending immediately prior to the Term Loan Maturity Date solely as a result of the impending Term Loan Maturity Date), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP in all material respects applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements);
(e)Compliance Certificate. Together with each delivery of financial statements of Holdings and its Restricted Subsidiaries pursuant to Sections 5.01(b), Sections 5.01(c) and 5.01(d), a duly executed and completed Compliance Certificate;

(f)Notice of Default. Promptly upon any Authorized Officer of any Loan Party obtaining knowledge (i) of any condition or event that constitutes a Default (to the extent such condition or event is continuing) or an Event of Default or that notice has been given to any Loan Party with respect thereto; or (ii) that any Person has given any notice to any Loan Party or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.01(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of an Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Holdings (or such Loan Party) has taken, is taking and proposes to take with respect thereto;
(g)Notice of Litigation. Promptly upon any Authorized Officer of any Loan Party obtaining knowledge of (i) any Adverse Proceeding not previously disclosed in writing by the Borrower Representative to the Administrative Agent or (ii) any development in any Adverse Proceeding, that, in the case of either clause (i) or (ii), if adversely determined could be reasonably expected to have a claim in excess of $[***], or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, or the exercise of rights or performance of obligations under any Loan Document written notice thereof together with such other information as may be reasonably available to Borrowers or the Loan Parties to enable the Lenders and their counsel to evaluate such matters;
(h)ERISA. (i) Promptly upon the occurrence of or upon any officer of any Loan Party becoming aware of the forthcoming occurrence of (A) any ERISA Event, (B) the adoption of any new Pension Plan by any of Holdings, Borrowers or Borrowers’ respective Subsidiaries or any of their respective ERISA Affiliates, (C) the adoption of an amendment to a Pension Plan if such amendment results in a material increase in benefits or unfunded liabilities or (D) the commencement of contribution by any of Holdings, Borrowers and Borrowers’ respective Subsidiaries or any of their respective ERISA Affiliates to a Multiemployer Plan, a written notice specifying the nature thereof, what action Holdings, Borrowers or Borrowers’ respective Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (A) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any of Holdings, Borrowers or Borrowers’ respective Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (B) all notices received by any Holdings, Borrowers or Borrowers’ respective Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (C) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan or Pension Plan as the Administrative Agent shall reasonably request;
(i)Financial Plan. As soon as practicable and in any event no later than thirty (30) days following the beginning of each Fiscal Year commencing with the Fiscal Year commencing January 1, 2021, a consolidated plan and financial forecast for such Fiscal Year (a “Financial Plan”), in Microsoft Excel or an Excel compatible spreadsheet program, including (1) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for such Fiscal Year, and an explanation of the assumptions on which such forecasts are based and (2) forecasted consolidated balance sheet, and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each Fiscal Quarter of such Fiscal Year;
(j)Insurance Report. Upon the Collateral Agent’s reasonable request, a certificate from the Loan Parties’ insurance broker(s) in form and substance satisfactory to the Collateral Agent outlining all material insurance coverage maintained as of the date of such certificate by the Loan Parties and their Restricted Subsidiaries;
(k)Information Regarding Collateral.
(i)Prompt written notice of any change (A) in any Loan Party’s name, (B) in any Loan Party’s identity or corporate structure, including type of organization, (C) in any Loan Party’s jurisdiction of organization or (D) in any Loan Party’s federal taxpayer identification number or state organizational identification number, it being agreed by each Loan Party that it shall not effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected First Priority security interest in all the Collateral as contemplated in the Security Documents; and
(ii)Concurrently with the delivery of the financial statements required pursuant to Section 5.01(c) for each Fiscal Quarter, a completed Perfection Certificate dated as of the date of delivery thereof and executed by an Authorized Officer of each Loan Party, together with all attachments contemplated thereby, or a certification from such Authorized Officer of “no change” from the last Perfection Certificate delivered pursuant hereto;
(l)Management Letters; Board Materials. (i) Promptly after the receipt thereof by Holdings or the Borrowers or any of Borrowers’ respective Subsidiaries, a copy of any final “management letter” received by any such Person from its certified public accountants and the management’s response thereto and (ii) not later than ten (10) days’ after delivery to the applicable board of directors (or equivalent governing body) of any Loan Party or any Subsidiary of a Loan Party, materials distributed to such board member and meeting minutes in connection with meetings of such board of directors (or equivalent governing body); provided, the Loan Parties shall not be required to deliver any such materials to the extent attorney-client privileged or would result in a conflict-of-interest, in each case, as reasonably determined in consultation with counsel to the Loan Parties.
(m)Defaults Under Material Contracts or Material Indebtedness. Promptly upon any Authorized Officer of any Loan Party or any of its Subsidiaries obtaining knowledge of any condition or event that constitutes a default or an event of default under any Material Contract or Material Indebtedness or that written notice has been given to any Loan Party or any of its Subsidiaries with respect thereto, a certificate of an Authorized Officer of such Loan Party specifying the nature and period of existence of such condition or event and the nature of such claimed default or event of default, and what action such Loan Party or Holdings has taken, is taking and proposes to take with respect thereto; and
(n)Change of Location. Borrower Representative shall notify the Administrative Agent in writing at least thirty (30) days prior to any anticipated or proposed move from its current headquarters location.
(o)Cannabis License. Borrower Representative shall notify the Administrative Agent upon any rescission, revocation, termination, suspension or other material adverse development concerning any Cannabis License.
(p)Other Information. (A) Promptly upon their becoming available, copies of all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the SEC or any governmental or private regulatory authority and (B) such other information and data with respect to the operations, assets, business, legal, financial or corporate affairs of Holdings or any of its Subsidiaries as from time to time may be reasonably requested by the Administrative Agent or any Lender.
Section 5.02    Existence
Except as otherwise permitted under Section 6.08, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its Core Business; provided that this Section 5.02 shall not be deemed to expand, limit or otherwise modify the covenants set forth in Section 5.20 with respect to the Cannabis Licenses.
Section 5.03    Payment of Taxes and Claims
Pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien that is not a Permitted Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserves or other appropriate provisions as shall be required in conformity with GAAP shall have been made therefor.
Section 5.04    Maintenance of Properties
Maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Loan Parties and their Subsidiaries and from time to time shall make or cause to be made all appropriate repairs, renewals and replacements thereof.
Section 5.05    Insurance
Maintain or cause to be maintained, with insurers having a Best rating of at least B+, unless otherwise approved by Administrative Agent in its discretion, such commercial general liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Loan Parties and their Subsidiaries, in each case, as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as are customary for such Persons. Each such policy of insurance shall, with respect to the interests of the Loan Parties only, (i) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder, and (ii) in the case of each property insurance policy, contain a lender loss payable clause or endorsement, satisfactory in form and substance to the Collateral Agent, that names the Collateral Agent, on behalf of the Secured Parties, as the lender loss payee thereunder and provide that the insurer affording coverage with respect to property and liability insurance of any Loan Party will provide for at least thirty (30) days’ prior written notice to the Collateral Agent of any modification or cancellation of such policy (or ten (10) days’ prior written notice in the case of cancellation due to non-payment).
Section 5.06    Books and Records; Inspections
Maintain proper books of record and accounts in which full, true and correct entries in conformity in all material respects with GAAP shall be made of all dealings and transactions in relation to its Core Business. Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, permit any authorized representatives designated by the Administrative Agent to visit and inspect any of the properties of any Loan Party and any of its respective Restricted Subsidiaries, to inspect and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, and to undertake collateral audits, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested, in each case, and in a manner which does not materially interfere with the operations of the Loan Parties and their Restricted Subsidiaries; provided that unless an Event of Default has occurred and is continuing, Administrative Agent shall be limited to one inspection per property of each Loan Party during each Fiscal Year. During any inspections permitted hereby, the Administrative Agent or its designated representatives may copy and take extracts from the Loan Parties’ and their Restricted Subsidiaries’ financial and accounting records (including electronic copies) only if an Event of Default has occurred and is continuing.
Section 5.07    Lender Meetings
In the case of each of Holdings and its Restricted Subsidiaries, upon the request of the Administrative Agent or the Required Lenders, participate in a meeting of the Administrative Agent and the Lenders to be held at Holdings’ corporate offices (or at such other location as may be mutually agreed by Holdings and the Administrative Agent, including via conference call) at such time as may be agreed to by Holdings and the Administrative Agent. Holdings agrees that each such meeting shall be held at least once every calendar month and Holdings shall make available its Authorized Officers and other senior management for such meeting.
Section 5.08    Compliance with Contractual Obligations and Laws
Comply, and use commercially reasonable efforts to cause all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all Contractual Obligations and all applicable Laws, rules, regulations and orders of any Governmental Authority (including, but not limited to, OFAC, FCPA, the PATRIOT Act and all Environmental Laws), in each case, except where the failure to comply with the terms of this Section 5.08 would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.09    Environmental Compliance
Use and operate all of its Facilities in compliance with all Environmental Laws, keep all necessary Governmental Authorizations required pursuant to any Environmental Laws, and handle all Hazardous Materials in compliance with all Environmental Laws, in each case except where the failure to comply with the terms of this Section 5.09 could not reasonably be expected to have a Material Adverse Effect.
Section 5.10    Subsidiaries.
(a)In the event that any Loan Party forms (including by division) or acquires any new Subsidiary (other than an Excluded Subsidiary) after the date hereof, which such Subsidiary must be organized in the United States, such Loan Party shall (1) promptly (and in any event within ten (10) days of such Person becoming a Subsidiary of Holdings (or such later date as the Administrative Agent may permit in its reasonable discretion)) cause such Subsidiary to become a Borrower or Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to the Administrative Agent and the Collateral Agent a Counterpart Agreement, and (2) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.01(d), 3.01(e), 3.01(g), 3.01(h), 3.01(j), and 3.01(n).

(b)With respect to each new Subsidiary(other than an Excluded Subsidiary), Borrower Representative shall promptly (and in any event within ten (10) Business Days of such Person becoming a Subsidiary of a Loan Party) send to the Collateral Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of a Loan Party and (ii) all of the data required to be set forth in Schedules 4.01 and 4.02 with respect to all Subsidiaries of Holdings; and such written notice shall be deemed to supplement Schedules 4.01 and 4.02 for all purposes hereof.
Section 5.11    [Reserved]
Section 5.12    Additional Collateral
With respect to any assets or property acquired after the Closing Date by Holdings, the Borrowers or any other Loan Party (other than with respect to Excluded Property) in each case, as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected First Priority Lien, promptly (i) execute and deliver to the Collateral Agent such amendments, addendums or supplements to the Pledge and Security Agreement or such other documents as the Collateral Agent deems necessary or advisable, in the reasonable judgment of the Collateral Agent, to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected First Priority Lien in such assets or property and (ii) take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected First Priority Lien in such assets or property, including, without limitation, the filing of UCC financing statements in such jurisdictions as may be required by the Pledge and Security Agreement or by law or as may be reasonably requested by the Collateral Agent. For the avoidance of doubt, this Section remains subject to Section 5.10, and does not apply to Holdings’ ownership of Equity Interests of Persons solely engaged in the operation of the Core Business outside the State of Illinois or the Commonwealth of Massachusetts.
Section 5.13    Intellectual Property
Take all steps reasonably necessary from time to time to ensure that (i) Holdings or one of its Restricted Subsidiaries shall be the legal and record owner of all material Intellectual Property owned by Holdings, the Borrowers and their respective present and future direct and indirect Subsidiaries (whether now owned or hereafter acquired) and (ii) Holdings or one of its Restricted Subsidiaries shall maintain all material Intellectual Property and, where possible, apply for renewals or other extensions of legal protection pertaining to all material Intellectual Property.
Section 5.14    Further Assurances
At any time or from time to time upon the request of the Administrative Agent or the Collateral Agent, at the expense of the Loan Parties, promptly execute, acknowledge and deliver such further documents and do such other acts and things as any of the Secured Parties may reasonably request in order to effect fully the purposes of the Loan Documents or to more fully perfect or renew the rights of any of the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by Holdings or any Restricted Subsidiary which may be deemed to be part of the Collateral). In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as the Administrative Agent or the Collateral Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by the Collateral. Upon the exercise by the Administrative Agent or the Collateral Agent of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which required any consent, approval, recording, qualification or authorization of any Governmental Authority, Holdings will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative

Agent or the Collateral Agent may be required to obtain from Holdings or any of its Restricted Subsidiaries for such consent, approval, recording, qualification or authorization.
Section 5.15    Control Accounts; Approved Deposit Accounts
(a)Other than any amounts funded or otherwise deposited into any Excluded Account, take all steps to ensure that at all times (i) each Loan Party’s account debtors who elect to make payment of the amounts owed by them to such Loan Party by wire transfer or other electronic means make such payment directly to an Approved Deposit Account or (ii) each Loan Party deposits or causes to be deposited promptly, and in any event no later than the third (3rd) Business Day after the date of receipt thereof, all of its collections (including those sent directly by their account debtors to a Loan Party) into an Approved Deposit Account.
(b)At all times cause (i) any Securities Account or Commodity Account established or maintained by such Loan Party to be a Control Account and (ii) any Deposit Account established or maintained by such Loan Party to be an Approved Deposit Account; provided, that no Deposit Account Control Agreement or Securities Account Control Agreement, as applicable, shall be required with respect to any Excluded Account.
Section 5.16    Landlord Waivers
Except to the extent waived by Collateral Agent in its sole discretion, obtain a Landlord Waiver from the lessor of (a) each Borrower’s chief executive office; provided that to the extent that any Borrower’s chief executive office is moved after the Closing Date, promptly following the execution of a new lease pertaining to such new location, obtain a Landlord Waiver from the lessor of such new location, and (b) each Facility or other location where any Collateral with a fair market value in excess of $[***] is stored or maintained.
Section 5.17    ERISA
At all times make, or cause to be made, prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to each Loan Party’s and its ERISA Affiliates’ Pension Plans that are subject to such funding requirements; and furnish to the Administrative Agent, promptly upon the Administrative Agent’s request therefor, copies of any annual report required to be filed pursuant to ERISA in connection with each such Pension Plan of each Loan Party and its ERISA Affiliates.
Section 5.18    Contracts
Upon entering into a new Material Contract, (i) execute and deliver to Administrative Agent executed and compiled copies of such agreement and (ii) deliver a collateral assignment in the form of the Collateral Assignment of Material Contract (or an amendment or modification of the same) with respect to such agreement, pursuant to which such Loan Party (A) grants to Administrative Agent a security interest in all of such Loan Party’s rights and remedies with respect to such agreement and all right, title and interest in and to any and all sums due to such Loan Party thereunder and (B) uses commercially reasonably efforts to obtain execution by the counterparty to the Material Contract or such Loan Party represents and warrants, as of the date of the execution and delivery of such agreement, that the Loan Party’s execution and delivery of such Collateral Assignment of Material Contract shall not constitute a breach of the terms and conditions of such agreement.
Section 5.19    [Reserved.]

Section 5.20    Cannabis Activities and Licenses
(a)maintain in good standing and keep effective all Cannabis Licenses necessary for the operation of the Core Business to the extent that the failure to maintain in good standing and keep effective such Cannabis Licenses could reasonably be expected to have a Material Adverse Effect;
(b)notify the Administrative Agent in writing of the cancellation, suspension, lapse, termination, postponement, invalidity or replacement of any Cannabis License; and
(c)take commercially reasonable measures within its control to conduct its business in a way that prevents the distribution of Marijuana to minors; prevent revenue from the sale of Marijuana from going to criminal enterprises, gangs or cartels; prevent the unlawful diversion of Marijuana from states where it is legal under state law in some form to other states; prevent the Core Business from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity; and prevent drugged driving and the exacerbation of other adverse public health consequences associated with Marijuana use.
Section 5.21    Post-Closing Obligations
On or before the applicable date set forth on Schedule 5.21 for each action described therein, or such later date agreed to in writing by the Administrative Agent in its sole discretion, take, or cause to be taken, each action specified and deliver each required agreement or document, as applicable. The failure to have taken such actions or deliver such agreements or documents by the date set forth on Schedule 5.21 (as such date may be extended in Administrative Agent’s sole discretion as provided herein) shall be an Event of Default.
ARTICLE VI
NEGATIVE COVENANTS
Each Loan Party covenants and agrees that, until payment in full of all Obligations, such Loan Party shall not, nor shall it cause or permit any of its Restricted Subsidiaries to:
Section 6.01    Indebtedness and Contingent Acquisition Consideration
Directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness or Contingent Acquisition Consideration, except:
(a)the Obligations;
(b)Indebtedness of any Loan Party (other than Holdings) owed to any other Loan Party (other than Holdings); provided, that (i) all such Indebtedness shall be evidenced by the Intercompany Note, (ii) such Indebtedness is permitted as an Investment under Section 6.06(c);
(c)Indebtedness incurred by Holdings or any of its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price (including working capital adjustments) or similar obligations in connection with agreements governing Investments permitted under Section 6.06;

(d)Indebtedness in respect of returned items, netting services, overdraft protections and automatic clearinghouse arrangements in each case in the ordinary course of business and not constituting Indebtedness for borrowing money;
(e)guaranties by a Loan Party of any Indebtedness of any other Loan Party with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01; provided, that if the Indebtedness that is being guarantied is unsecured and/or subordinated to the Obligations, the guaranty shall also be unsecured and/or subordinated to the Obligations to at least the same degree that the guarantied Indebtedness is subordinated to the Obligations;
(f)Indebtedness existing on the Closing Date and described on Schedule 6.01;
(g)Indebtedness of Borrowers or their respective Restricted Subsidiaries with respect to (i) Capital Leases, or (ii) purchase money Indebtedness of the Borrowers or their respective Restricted Subsidiaries, in an aggregate amount with respect to clauses (i) and (ii) not to exceed $[***] at any time outstanding; provided, with respect to each of the foregoing clauses (i) and (ii), any Indebtedness shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness;
(h)Indebtedness arising in connection with endorsements of instruments or other payment items for deposit in the ordinary course of business;
(i)Indebtedness arising under letters of credit issued in the ordinary course of business for the account of any Loan Party or any Subsidiary of a Loan Party; provided that the aggregate amount of such Indebtedness in respect of all such letters of credit does not exceed $[***] at any time outstanding;
(j)unsecured Indebtedness consisting of Contingent Acquisition Consideration provided such Contingent Acquisition Consideration shall be subordinated to the Obligations on terms and in the form of a subordination agreement or subordination provisions, in each case, reasonably acceptable to the Administrative Agent;
(k)guaranties by Holdings of any Indebtedness of any Excluded Subsidiary; provided that such guaranties shall not be secured by any assets of Holdings other than the Equity Interests owned by Holdings in such applicable Excluded Subsidiary;
(l)Indebtedness consisting of the financing of insurance premiums in the ordinary course of business in an amount not to exceed the amount of insurance premiums to be paid by the applicable Loan Party; and
(m)other unsecured Indebtedness of Holdings and its Restricted Subsidiaries in an aggregate amount not to exceed $[***] at any time so long as immediately after giving effect to any such Indebtedness, no Default or Event of Default has occurred and is continuing.
Section 6.02    Liens
Directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Loan Party or any of its Restricted Subsidiaries, whether now owned or hereafter acquired or licensed, or any income, profits or royalties therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income, profits or royalties under the UCC of any State or under any similar recording or notice statute or under any applicable intellectual property laws, rules or procedures, except:
(a)Liens in favor of the Collateral Agent for the benefit of Secured Parties granted pursuant to any Loan Document;
(b)(i) inchoate Liens for Taxes if such Taxes are not yet due and payable or (ii) Liens for Taxes if such obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted so long as adequate reserves or other appropriate provisions as shall be required in conformity with GAAP shall have been made therefor;
(c)statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by Law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or a violation of Section 436 of the Internal Revenue Code), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of sixty (60) days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;
(d)Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;
(e)easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title and similar encumbrances on real property imposed by Law or arising in the ordinary course of business and that either (i) do not interfere in any material respect with the ordinary conduct of the business of Holdings or any of its Restricted Subsidiaries (taken as a whole) or (ii) are described in a mortgage policy of title insurance or survey with respect to any real property subject thereto;
(f)any interest or title of a lessor or sublessor under any lease or sublease of real estate permitted hereunder and covering only the assets so leased;
(g)purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;
(h)any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;
(i)non-exclusive outbound licenses or sublicenses of patents, copyrights, trademarks and other intellectual property rights granted by Holdings or any Restricted Subsidiary of Holdings in the ordinary course of business;
(j)Liens existing on the date hereof and described in Schedule 6.02;
(k)Liens securing Indebtedness permitted pursuant to Section 6.01(g); provided, that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness (other than any replacements of such property or assets and additions and accessions thereto and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender);
(l)Liens securing Indebtedness permitted pursuant to Section 6.01(k); provided, that any such Lien only encumber the Equity Interests owned by Holdings in such applicable Excluded Subsidiary;
(m)Liens securing reimbursement obligations incurred in the ordinary course of business for letters of credit to the extent permitted under Section 6.01(i); provided that such Liens encumber only Cash or Cash Equivalents in an aggregate amount not to exceed [***]% of such obligations;
(n)(i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security Laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to any Loan Party or any of its Restricted Subsidiaries;
(o)Liens imposed by a Governmental Authority under applicable Laws related to the Core Business; and
(p)provided no Default or Event of Default has occurred and is continuing, other Liens on assets other than the Collateral and not securing Indebtedness in an aggregate amount not to exceed $[***] at any time outstanding.
Section 6.03    Negative Pledges
Enter into any agreement (a) granting a Lien upon, or collaterally assigning any rights under, any lease or license agreements with respect to (i) any Facility or (ii) the Equity Interests of any Loan Party, or (b) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, to secure the Obligations, except with respect to (i) this Agreement and the other Loan Documents, (ii) specific assets or property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a Permitted Asset Sale, (iii) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the assets or property secured by such Liens or the assets or property subject to such leases, licenses or similar agreements, as the case may be), (iv) restrictions and conditions imposed by any agreement governing Indebtedness entered into on or after the Closing Date and permitted by Section 6.01 which Indebtedness is secured by a Permitted Lien, but only if such restrictions and conditions apply only to the Person or Persons obligated under such Indebtedness and, if applicable, the property or assets securing such Indebtedness and (v) Liens imposed by a Governmental Authority under applicable Laws related to the Core Business.
Section 6.04    Restricted Payments
Directly or indirectly through any manner or means, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Payment except that:

(a)any Restricted Subsidiary of Holdings may declare and pay dividends or make other distributions to another Restricted Subsidiary or Holdings solely in an amount necessary to (i) allow Holdings to pay any operating expenses due and payable in the next thirty (30) days from the date of such dividend or other distribution or (ii) allow Holdings, to the extent Holdings is treated as a partnership or disregarded entity for United States federal Income Tax purposes, to make any cash distributions to its members in an amount no greater than the product of (i) the amount of aggregate net taxable income of such Restricted Subsidiary (determined as if such Restricted Subsidiary were a partnership for tax purposes) allocated by such Restricted Subsidiary to its equity holders for such taxable year computed by reducing such net income by any net losses allocated by such Restricted Subsidiary in any prior taxable year to the extent such losses (x) have not previously been deducted in determining such direct or indirect equity holder’s tax liability for any prior year and (y) may reasonably be used by such direct or indirect equity holder against such net income (for the avoidance of doubt taking into account for purposes of determining such net taxable income and net taxable loss, to the extent applicable, any adjustment to the basis of such Restricted Subsidiary’s and Holding’s property pursuant to Section 734, 743, or 754 of the Internal Revenue Code and any comparable provision of state and local Income Tax law), multiplied by (ii) the highest combined marginal federal, state and local Income Tax rate applicable to any direct or indirect member or other equity holder of Holdings for the relevant taxable year (determined by taking into account the deductibility of state and local Income Taxes for federal Income Tax purposes, to the extent available, and reflecting any reduced rate applicable to any special class of income that is in effect for such taxable year);
(b)any Subsidiary Guarantor or any Borrower may declare and pay dividends or make other distributions to any Borrower or any other Guarantor (other than Holdings);
(c)the Loan Parties may pay, as and when due and payable, non-accelerated mandatory payments in respect of Contingent Acquisition Consideration, solely to the extent each of the following are satisfied prior to and after giving effect to such Restricted Payment on a pro forma basis, taking into account such Restricted Payment: (i) no Default or Event of Default has occurred and is continuing, (ii) the Loan Parties shall be in compliance on a pro forma basis with the Financial Covenant set forth in Section 6.07, (iii) Liquidity shall be at least $[***] prior to and after giving effect to such Restricted Payment and projected for the next 90 consecutive days following the date of such Restricted Payment; provided, Borrower Representative shall deliver to Administrative Agent an officer’s certificate in form and substance acceptable to the Administrative Agent at least three (3) Business Days prior to the proposed date of such Restricted Payment, which such certificate shall include in reasonable detail the calculations necessary to evidence compliance with this Section 6.04(c);
(d)Holdings or any Restricted Subsidiary may make payments to [***]; and
(e)any Restricted Subsidiary of Holdings may declare and pay dividends or make other distributions to Holdings subject to the requirements of Section 6.06(o) and for the sole purpose of allowing Holdings to make Investments or Permitted Acquisitions pursuant to Section 6.06(o).
(f)Holdings may make payments of a management fee to AGP Partners, LLC pursuant to a management services agreement between Holdings and AGP Partners, LLC not to exceed $[***] per Fiscal Quarter, payable quarterly in advance on the first business day of each succeeding January, April, July, and October, in a total amount not to exceed $[***], so long as no Event of Default has occurred and is continuing or would arise as a result of such payment; provided further, that any amount prohibited to be paid hereunder may accrue and be paid at a time when no Event of Default  exists and no Event of Default would arise as a result of such payment.
Section 6.05    Restrictions on Subsidiary Payments and Distributions

Except as provided herein, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary of Holdings to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by Holdings or any other Subsidiary of Holdings, (b) repay or prepay any Indebtedness owed by such Restricted Subsidiary to the Borrowers or any Guarantor, (c) make loans or advances to the Borrowers or any other Guarantor, or (d) transfer, lease or license any of its property or assets to the Borrowers or any other Guarantor other than restrictions (i) in agreements evidencing Indebtedness permitted by Section 6.01(g) that impose restrictions on the property so acquired, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and or other commercial agreements entered into in the ordinary course of business, (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Equity Interests not otherwise prohibited under this Agreement, (iv) that are set forth in any agreement at any time any Persons becomes a Subsidiary of Holdings so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary of Holdings, (v) imposed by a Governmental Authority under applicable Laws related to the Core Business and (vi) in this Agreement and the other Loan Documents.
Section 6.06    Investments
Directly or indirectly, make or own any Investment in any Person, including any joint venture, except:
(a)Investments in Cash and Cash Equivalents;
(b)(i) Investments (including equity Investments owned as of the Closing Date) in any Subsidiary existing as of the Closing Date and (ii) Investments made after the Closing Date in the Borrowers and any Subsidiary Guarantor;
(c)intercompany loans between or among Loan Parties (other than Holdings), to the extent permitted under Section 6.01(b);
(d)Investments consisting of Capital Expenditures with respect to Borrowers and their Restricted Subsidiaries;
(e)loans and advances to employees of the Borrowers and their Restricted Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $[***];
(f)Investments described in Schedule 6.06 and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (g) is not increased at any time above the amount of such Investments existing or committed on the Closing Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Closing Date);
(g)Investments acquired in connection with the settlement of delinquent Accounts (as defined in the Pledge and Security Agreement) in the ordinary course of business or in connection with the bankruptcy or reorganization of suppliers or customers;
(h)Investments arising out of the receipt by any Loan Party or any Restricted Subsidiary of any Loan Party of non-Cash consideration for Asset Sales permitted under Section 6.08(c);

(i)Investments resulting from pledges and deposits under Sections 6.02(m);
(j)guaranties of operating leases or of other obligations that do not constitute Indebtedness, in each case, entered into by any Loan Party or any of its Restricted Subsidiaries in favor of any Loan Party or any of its Restricted Subsidiaries, in each case in the ordinary course of business;
(k)Investments to the extent that payment for such Investments is made with, or received substantially contemporaneously in exchange for, Equity Interests (other than Disqualified Equity Interests) of Holdings (and/or any direct or indirect parent of Holdings);
(l)Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers in the ordinary course of business;
(m)Permitted Acquisitions permitted pursuant to Section 6.08;
(n)guaranties permitted under Section 6.01;
(o)other Investments, so long as (i) immediately after giving effect to any such Investment no Default or Event of Default has occurred and is continuing, (ii) the Liquidity of the Group Members is at least equal to the product of (A) Consolidated Fixed Charges of the Group Members during the Fiscal Month immediately prior to the date of the Investment and (B) two; and
(p)Investments by Holdings utilizing solely the proceeds of any sale of Equity Interests of Holdings (other than Disqualified Equity Interests).
Notwithstanding the foregoing, in no event shall any Loan Party or any Restricted Subsidiary of any Loan Party make any Investment which results in or facilitates in any manner any Restricted Payment not otherwise permitted under the terms of Section 6.04.
Section 6.07    Minimum Cash Balance.
Permit (a) the Cash Balance of Holdings and its Subsidiaries, calculated on the last day of each Fiscal Month, to be less than $[***] or (b) the ratio of Cash Balance of Holdings and its Subsidiaries to Consolidated Fixed Charges, calculated as of the last day of each Fiscal Month, to be less than [***].
Section 6.08    Fundamental Changes; Disposition of Assets; Acquisitions
Enter into any transaction of merger or consolidation, or liquidate, divide, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or license, exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed (other than conveyances, sales or other dispositions of inventory, materials and equipment in respect of the Core Business in the ordinary course and consistent with past practices or of Excluded Subsidiaries), or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Capital Expenditures in the ordinary course of business) the business, property or fixed assets of, or Equity Interests or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a)(i) any Subsidiary of Holdings may be merged with or into the Borrowers or any Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, assets or property may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or any Subsidiary Guarantor; provided, that in the case of such a merger, the Borrowers or such Subsidiary Guarantor, as applicable shall be the continuing or surviving Person, and (ii) any Subsidiary of Holdings that is not a Guarantor (other than Borrowers) may be merged with or into any other Subsidiary of Holdings that is not a Guarantor (other than Borrowers), or be liquidated, wound up or dissolved, or all or any part of its business, assets or property may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any other Subsidiary of Holdings that is not a Guarantor (other than Borrowers);
(b)any Subsidiary of Holdings may dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Loan Party (other than Holdings);
(c)Asset Sales with respect to assets of any Borrower or Guarantor, the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-Cash proceeds) when aggregated with the proceeds of all other Asset Sales made within the same Fiscal Year, are less than $[***]; provided, that (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the Borrowers), (2) no less than [***]% thereof shall be paid in Cash, and (3) the Net Cash Proceeds thereof shall be applied as required by Section 2.11(a);
(d)Permitted Acquisitions (including any merger, division, consolidation or amalgamation in order to effect a Permitted Acquisition);
(e)dispositions of assets or property on fair market terms (as determined by the Borrowers in good faith) to the extent that such property is exchanged for credit against the purchase price of similar replacement assets or property;
(f)leases or subleases entered into in the ordinary course of business to the extent that they do not materially interfere with the Core Business taken as a whole;
(g)the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivable financing transaction;
(h)Asset Sale by AWH Fairview Heights, LLC of the real property it owns as of the Closing Date that is being used as a dispensary as of the Closing Date;
(i)Restricted Payments made in accordance with Section 6.04, Investments made in accordance with Section 6.06, and dispositions of Equity Interests made in accordance with Section 6.09;
(j)Sale and Leaseback Transactions permitted pursuant to Section 6.10; and
(k)Issuances of Equity Interests by any Subsidiary of Holdings to a Loan Party.
Section 6.09    Disposal of Subsidiary Interests
Except for any sale of all or a portion of its interests in the Equity Interests of any of its Restricted Subsidiaries in compliance with the provisions of Section 6.08, directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Restricted Subsidiaries, except

(a) as permitted under Section 6.02 and (b) pursuant to this Agreement and any other Loan Document (including any Security Document).
Section 6.10    Sales and Leaseback Transaction
Enter into any Sale and Leaseback Transactions unless the following conditions have been satisfied:
(a)at the time thereof and after giving pro forma effect thereto, (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects, except to the extent such representations and warranties specifically relate to an earlier date or a specific date (e.g. a Credit Date), in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date or specific date; provided, that to the extent any such representation or warranty is already qualified by materiality or material adverse effect, such representation or warranty shall be true and correct in all respects;
(b)all transactions in connection therewith shall be consummated in accordance with all applicable Laws and in conformity with all applicable Governmental Authorizations;
(c)the Collateral Agent shall have received, for the benefit of the Secured Parties, a Landlord Waiver in respect of the real property disposed of pursuant to the Sale and Leaseback Transaction solely to the extent such real property is used in the Core Business in the State of Illinois or the Commonwealth of Massachusetts;
(d)calculated on a pro forma basis immediately after giving effect to such transaction, the (i) Loan Parties shall be in compliance with the Financial Covenant set forth in Section 6.07 as of the last day of the Fiscal Month most recently ended, and (ii) Holdings shall have demonstrated projected pro forma compliance with the Financial Covenant set forth in Section 6.07 for the immediately succeeding twelve (12) full Fiscal Month period ending after the consummation of the applicable proposed transaction;
(e)the applicable Loan Party shall have delivered to the Administrative Agent as soon as possible and in any event at least five (5) Business Days prior to consummating such proposed Sale and Leaseback Transaction (in each case, or such shorter period as may be reasonably agreed by the Administrative Agent): (i) a Compliance Certificate evidencing compliance with clause (d) above, and (ii) a copy of the most recently available draft sale and lease agreement(s) related to the proposed transaction (and any related material documents reasonably requested by the Administrative Agent); and
(f)the Net Cash Proceeds received by the applicable Loan Party in respect of any Sale and Leaseback Transaction shall be used for working capital of the Loan Parties (other than Holdings) or any Investments permitted under Section 6.06, and for the avoidance of doubt may not be used for Restricted Payments.
Section 6.11    Transactions with Shareholders and Affiliates
Directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, the rendering of any service or the payment of any management, advisory or similar fees) with any Affiliate of Holdings on terms that are materially less favorable to Holdings or any Loan Party, as the case may be, than those that might be obtained in a comparable arm’s length transaction at the time from a Person who is not an Affiliate; provided, that the foregoing restriction shall not apply to (a) any transaction among the Loan Parties, (b) reasonable and customary fees, indemnities and expense reimbursement paid to members of the board of directors (or similar governing body) of Holdings and its Restricted Subsidiaries, (c) compensation arrangements, indemnities and expense reimbursement for officers and other employees of Holdings and its Restricted Subsidiaries entered into in the ordinary course of business, (d) transactions permitted by Sections 6.04, 6.06 or 6.08, (e) any issuance of securities, or other payments, awards or grants in Cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans, (f) transactions, agreements and arrangements in existence on the Closing Date and set forth on Schedule 6.11, or in each case any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect, and (g) the issuance of Equity Interests of Holdings to the directors, management or employees of Holdings or any of its Subsidiaries.
Section 6.12    Conduct of Business
From and after the Closing Date, engage in any business (either directly or through a Subsidiary) other than (a) the Core Business and (b) such other lines of business as may be consented to in writing by the Administrative Agent.
Section 6.13    Amendments or Waivers of Organizational Documents, Subordinated Indebtedness, or Material Contracts
(a)Agree to any amendment, restatement, supplement, waiver or other modification to any of its Organizational Documents (whether by merger or otherwise) if the effect of such amendment, restatement, supplement, waiver or other modification would be materially adverse to the Loan Parties (taken as a whole) or the Lenders.
(b)Agree to any amendment of the terms of any Subordinated Indebtedness except to the extent permitted by the subordination provisions and other terms set forth therein or applicable thereto.
(c)Agree to any amendment, restatement, supplement, waiver or other modification to any of Material Contract if the effect of such amendment, restatement, supplement, waiver or other modification would be materially adverse to the Loan Parties (taken as a whole) or the Lenders.
Section 6.14    Fiscal Year; Change in Accounting Methods
Without the prior written consent of the Administrative Agent (not to be unreasonably withheld, delayed or conditioned) (a) change the last day of its Fiscal Year from December 31 or change its method of determining Fiscal Quarters or (b) change its accounting methodology from that used to report Historical Financial Statements, except as required by GAAP or for immaterial changes. Notwithstanding the foregoing, Administrative Agent and Lenders acknowledge and agree that the Historical Financial Statements were prepared in accordance with GAAP other than with respect to the GAAP Carve-outs. Notwithstanding the foregoing, if Holdings effectuates an IPO which requires it to prepare financial statements pursuant to a methodology other than GAAP, the Administrative Agent, the Required Lenders and the Borrower Representative shall negotiate in good faith to amend this Agreement to allow for reporting under such other methodology.
Section 6.15    Use of Proceeds.
(a)Use the proceeds of any Loan (or permit any of their respective directors, officers, employees or agents that will act in any capacity with respect to, or benefit from, this Agreement, to use the proceeds of any Loan) (i) in violation of (A) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B,

Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (B) the PATRIOT Act or the Bribery Act 2012 or (C) the export control laws of the United States, as applicable, or (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or a Sanctioned Entity.
(b)Cause or permit any of the funds of any Loan Party that are used to repay the Obligations to the Administrative Agent or any Lender (or permit any of their respective directors, officers, employees or agents that will act in any capacity with respect to, or benefit from, this Agreement, to cause or permit any of the funds of any Loan Party that are used to repay the Obligations to the Administrative Agent or any Lender) (i) to be derived from any unlawful activity with the result that the making of the Loans would be in violation of any anti-corruption law or economic and trade sanctions administered and enforced by OFAC or (ii) to cause the Administrative Agent or any Lender to be in violation of any anti-corruption laws or economic and trade sanctions administered and enforced by OFAC to the extent within the control of the Loan Parties.
Section 6.16    Government and Customer Contracts
After the Closing Date, on a commercially reasonable efforts basis, not enter into any agreement (excluding any renewal of an existing contract and Cannabis Licenses) with a Governmental Authority, customer or client, whether evidenced by a lease agreement, license agreement, subscription agreement, service agreement or otherwise, that contains any restriction on the part of a Loan Party or any Restricted Subsidiary of a Loan Party on assigning, transferring, or otherwise disposing of its rights or obligations under such agreement.
Section 6.17    Federal Enforcement
Permit any of its directors, officers, executives, employees, consultants or agents to (a) engage in violence or the use of firearms in the conduct of the Core Business, (b) grow Marijuana on any public lands, or (c) possess or use Marijuana on federal property.
Section 6.18    Geographical Limitations
Permit any of its Affiliates (other than a Loan Party) or any of such Affiliates’ directors, officers, executives, or agents to enter into any agreement, whether evidenced by a lease agreement, license agreement, subscription agreement, service agreement or otherwise, relating to the Core Business or the operations of the Core Business in the State of Illinois or the Commonwealth of Massachusetts; provided, that the foregoing restrictions shall not apply to amendments to agreements in place as of the Closing Date and which have been provided to the Administrative Agent.
ARTICLE VII
GUARANTY
Section 7.01    Guaranty of the Obligations
Subject to the provisions of Section 7.02, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to the Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

Section 7.02    Contribution by Guarantors
All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 7.02, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.02), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.02. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.02 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.02.
Section 7.03    Payment by Guarantors
Subject to Section 7.02, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Borrowers to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors shall upon demand pay, or cause to be paid, in Cash in Dollars, to the Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, including accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for any Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against such Borrower for such interest in the related bankruptcy case).
Section 7.04    Liability of Guarantors Absolute
Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:
(a)this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;
(b)the Administrative Agent may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default notwithstanding the existence of any dispute between the Borrowers and any Beneficiary with respect to the existence of such Event of Default;
(c)the obligations of each Guarantor hereunder are independent of the obligations of Borrowers and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Borrowers, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against any Borrower or any of such other guarantors and whether or not any Borrower is joined in any such action or actions;
(d)payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which are then due and payable but which has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;
(e)any Beneficiary, upon such terms as it deems appropriate and in accordance with the terms and conditions of this Agreement and the other Loan Documents, without notice to any creditor or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate (in accordance with Article VIII of this Agreement), increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement and applicable Law, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents; and
(f)this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of Law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents, or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document, or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of any Borrower or any of their Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses (other than a defense of payment or performance), set-offs or counterclaims which any Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.
Section 7.05    Waivers by Guarantors
Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against any Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from any Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of any Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to willful misconduct or gross negligence; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction,

including acceptance hereof, notices of default hereunder, or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrowers and notices of any of the matters referred to in Section 7.04 and any right to consent to any thereof; and (g) any defenses (other than a defense of payment or performance) or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
Section 7.06    Guarantors’ Rights of Subrogation, Contribution, Etc
Until the Guaranteed Obligations shall have been paid in full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against any Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.02. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against any Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against any Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and paid in full, such amount shall be held in trust for the Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.
Section 7.07    Subordination of Other Obligations
Any Indebtedness of any Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after the occurrence and during the continuance of an Event of Default shall be held in trust for the Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.
Section 7.08    Continuing Guaranty
This Guaranty is a continuing guaranty and shall remain in effect until all Guaranteed Obligations have been irrevocably paid in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

Section 7.09    Authority of Guarantors or the Borrowers
It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or any Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

Section 7.10    Financial Condition of the Borrowers
Any Credit Extension may be made to the Borrowers or continued from time to time, without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrowers at the time of any such grant or continuation, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Borrowers. Each Guarantor has adequate means to obtain information from the Borrowers on a continuing basis concerning the financial condition of the Borrowers and its ability to perform its obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrowers and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions (financial or otherwise) of the Borrowers now known or hereafter known by any Beneficiary.
Section 7.11    Bankruptcy, Etc.
(a)So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of the Administrative Agent acting pursuant to the instructions of Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against any Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Borrower or any other Guarantor or by any defense which any Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
(b)Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of Law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrowers of any portion of such Guaranteed Obligations. Guarantors shall permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.
(c)In the event that all or any portion of the Guaranteed Obligations are paid by the Borrowers, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

Section 7.12    Discharge of Guaranty Upon Sale of Guarantor
If all of the Equity Interests of any Guarantor shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions of this Agreement, the Guaranty of such Guarantor hereunder shall be automatically discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.
ARTICLE VIII
EVENTS OF DEFAULT
Section 8.01    Events of Default
If any one or more of the following conditions or events occur:
(a)Failure to Make Payments When Due. Failure by the Borrowers to pay (i) when due any amount of principal of, or interest on, any Loan, whether at stated maturity, by acceleration, by mandatory prepayment or otherwise (other than by notice of voluntary prepayment); or (ii) any fee or any other amount due hereunder (other than any amount of principal of, or interest on, any Loan) within seven (7) Business Days after the date due with respect to any fees or other amounts due hereunder (other than any amount of principal of, or interest on, any Loan); or
(b)Default Under Other Material Indebtedness Agreements. (i) failure of any Loan Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount, including any payment in settlement, payable in respect of one or more items of Material Indebtedness, in each case beyond the grace or cure period, if any, provided therein and such failure is not cured by such Person or waived by the holder of such Material Indebtedness within thirty (30) days of such default; or (ii) breach or default by any Loan Party with respect to any other material term of any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Material Indebtedness, in each case beyond the grace or cure period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Material Indebtedness (or a trustee on behalf of such holder or holders), with or without the passage of time, to cause, that Material Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity; or
(c)Breach of Certain Covenants. Failure of any Loan Party to perform or comply with any term or condition contained in Section 2.04, 5.01(a), 5.01(b), 5.01(c), 5.01(d), 5.01(e), 5.01(f), 5.01(g), 5.01(h), 5.01(i), 5.01(j), 5.01(k), 5.01(m), 5.02 (solely as it relates to keeping in full force and effect a Loan Party’s existence except as otherwise permitted under Section 6.08), 5.05, 5.07, 5.08, 5.15, 5.17, 5.18, 5.19, 5.20, 5.21 or Article VI; or
(d)Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by any Loan Party in any Loan Document or in any written statement or certificate at any time given by any Loan Party in writing to any Agent or Lender pursuant hereto or thereto or in connection herewith or therewith shall be false or misleading in any material respect as of the date made or deemed made or, to the extent that any such representation, warranty, certification or other statement is already qualified by materiality or material adverse effect, such representation, warranty, certification or other statement shall be false in any respect as of the date made or deemed made; or
(e)Other Defaults Under Loan Documents. Any Loan Party shall default in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Section 8.01, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an Authorized Officer of such Loan

Party becoming actually aware of such default or (ii) receipt by the Borrower Representative of notice from the Administrative Agent or any Lender of such default; or
(f)Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of any Loan Party or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Loan Party or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, conservator, custodian or other officer having similar powers over any Loan Party or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee, conservator or other custodian of any Loan Party or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Loan Party or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or
(g)Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) Any Loan Party or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee, conservator or other custodian for all or a substantial part of its property; or any Loan Party or any of its Subsidiaries shall make any assignment for the benefit of creditors; (ii) any Loan Party or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or (iii) or the board of directors (or similar governing body) of any Loan Party or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.01(f); or
(h)Judgments and Attachments. (i) Any money judgment, writ or warrant of attachment or similar process involving an amount in excess of $[***] (to the extent not adequately covered by insurance or indemnities as to which a solvent and unaffiliated insurance company or third-party has not denied coverage) or (ii) any non-monetary judgment or order shall have been entered against any Loan Party or any of its Subsidiaries or any of their respective assets that could reasonably be expected to have a Material Adverse Effect and, in each case, shall remain undischarged, unvacated, unbonded or unstayed for a period of forty-five (45) days; or
(i)Employee Benefit Plans. There shall occur one or more ERISA Events which individually or in the aggregate results in or could reasonably be expected to result in a Material Adverse Effect; or
(j)Change of Control. A Change of Control shall occur; or
(k)Invalidity of Subordination Provisions. The subordination provisions of any agreement or instrument governing any Subordinated Indebtedness in excess of $[***] shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect (other than as a result of payment in full of any Subordinated Indebtedness with the consent of the Required Lenders), in any material respect, or any Loan Party or any Subsidiary of a Loan Party or the applicable “seller,” as applicable, shall contest in writing the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason shall not in any material respect have the priority contemplated by this Agreement or such subordination provisions; or
(l)Material Adverse Effect. The occurrence of any event or circumstance that could reasonably be expected to have a Material Adverse Effect; or
(m)Guaranties, Security Documents and other Loan Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason other than payment in full of the Guaranteed Obligations shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate in writing its obligations thereunder, (ii) this Agreement or any Security Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof) or shall be declared null and void, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Security Documents with the priority required by the relevant Security Document, in each case, for any reason other than through the action of the Collateral Agent or any Secured Party or the failure of the Collateral Agent or any Secured Party to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party or shall contest in writing the validity or perfection of any Lien in any Collateral purported to be covered by the Security Documents;
THEN, (1) upon the occurrence of any Event of Default described in Section 8.01(f) or 8.01(g), automatically, and (2) upon the occurrence and during the continuance of any other Event of Default, at the request of (or with the consent of) Required Lenders, upon notice to the Borrower Representative by the Administrative Agent: (A) the unfunded Delayed Draw Term Loan Commitments, if any, of each Lender having such Delayed Draw Term Loan Commitments shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Loan Party: (I) the unpaid principal amount of and accrued interest on the Loans and (II) all other Obligations; (C) the Collateral Agent may enforce any and all Liens and security interests created pursuant to Security Documents; and (D) the Collateral Agent may exercise on behalf of the Agents, the Lenders, and the other Secured Parties all rights and remedies available to the Administrative Agent, the Collateral Agent, the Lenders, and the other Secured Parties under the Loan Documents or under applicable Law or in equity.
ARTICLE IX
AGENTS
Section 9.01    Appointment of Agents
SAI is hereby appointed the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents and each Lender hereby authorizes SAI to act as the Administrative Agent and the Collateral Agent in accordance with the terms hereof and the other Loan Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable. The provisions of this Article IX (other than as expressly provided herein) are solely for the benefit of the Agents and the Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions of this Article IX (other than as expressly provided herein). In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation, solely in its capacity as an Agent and not as a Lender, towards or relationship of agency or trust with or for Holdings or any of its Restricted Subsidiaries.

Section 9.02    Powers and Duties
Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. In the event that any obligations (other than the Obligations) are permitted to be incurred hereunder and secured by Liens permitted to be incurred hereunder on all or a portion of the Collateral, each Lender authorizes the Administrative Agent and Collateral Agent, as applicable, to enter into intercreditor agreements, subordination agreements and amendments to the Security Documents to reflect such arrangements on terms acceptable to the Administrative Agent and Collateral Agent, as applicable. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Loan Documents, a fiduciary relationship or other implied duties in respect of any Lender; and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under the agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
Section 9.03    General Immunity.
(a)No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Loan Document, or for the creation, perfection or priority of any Lien, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to the Lenders or by or on behalf of any Loan Party or to any Agent or Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or as to the value or sufficiency of any Collateral or as to the satisfaction of any condition set forth in Article III or elsewhere herein (other than confirm receipt of items expressly required to be delivered to such Agent) or to inspect the properties, books or records of Holdings or any of its Restricted Subsidiaries or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.
(b)Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders (i) for any action taken or omitted by any Agent (A) under or in connection with any of the Loan Documents or (B) with the consent or at the request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction or (ii) for any failure of any Loan Party to perform its obligations under this Agreement or any other Loan Document. No Agent shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose or be liable for the failure to disclose, any information relating to Holdings or any of its Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.05) and, upon receipt of such instructions from Required Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions and shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and its Restricted Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.05).
(c)Delegation of Duties. Each of the Administrative Agent and the Collateral Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by it; provided that (i) no such appointment shall relieve any Agent of its obligations under this Agreement, each of which shall remain unchanged and (ii) each such Agent shall remain solely responsible for the performance of its respective obligations. Each of the Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.03 and of Section 9.06 shall apply to any of the Affiliates of the Administrative Agent or the Collateral Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent or Collateral Agent, as applicable.
(d)Notice of Default or Event of Default. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to such Agent by a Loan Party or a Lender. In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders, provided that failure to give such notice shall not result in any liability on the part of the Administrative Agent.
Section 9.04    Agents Entitled to Act as Lender
The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder in its capacity as a Lender as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Holdings for services in connection herewith and otherwise without having to account for the same to Lenders. The Lenders acknowledge that pursuant to such activities, the Agents or their Affiliates may receive information regarding any Loan Party or any Affiliate of any Loan Party (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Agents and their Affiliates shall be under no obligation to provide such information to them.
Section 9.05    Lenders’ Representations, Warranties and Acknowledgment.
(a)Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Restricted Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Restricted Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.
(b)Each Lender, by delivering its signature page to this Agreement, an Assignment Agreement and funding its Initial Term Loan on the Closing Date or by the funding of the Delayed Draw Term Loan, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Required Lenders or Lenders, as applicable on the Closing Date or as of the date of funding of the Delayed Draw Term Loan.
Section 9.06    Right to Indemnity
Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent to the extent that such Agent shall not have been reimbursed by any Loan Party (and without limiting its obligation to do so), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, as applicable, be insufficient or become impaired, such Agent, as applicable, may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, that in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided, further, that this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.
Section 9.07    Successor Administrative Agent and Collateral Agent.
(a)The Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to the Lenders and the Borrower Representative. The Administrative Agent shall have the right to appoint a financial institution to act as the Administrative Agent and/or the Collateral

Agent hereunder, and the Administrative Agent’s resignation shall become effective on the tenth (10th) day after such notice of resignation. Upon any such notice of resignation, if a successor Administrative Agent has not already been appointed by the retiring Administrative Agent, Required Lenders shall have the right (with the Borrowers’ prior written consent (so long as no Event of Default is then continuing and which consent shall not be unreasonably conditioned, delayed or withheld)), upon five (5) Business Days’ notice, to appoint a successor Administrative Agent. If neither the Required Lenders nor the Administrative Agent have appointed a successor Administrative Agent, then the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided, that until a successor Administrative Agent is so appointed by Required Lenders or the Administrative Agent, the Administrative Agent, by notice to the Borrower Representative and Required Lenders, may retain its role as the Collateral Agent under any Security Document. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, Equity Interests, and other items of Collateral held under the Security Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Loan Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Security Documents, whereupon such retiring Administrative Agent shall be discharged from its duties and obligations hereunder. Except as provided above, any resignation of SAI or its successor as the Administrative Agent pursuant to this Section 9.07(a) shall also constitute the resignation of SAI or its successor as the Collateral Agent. After any retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent hereunder. Any successor Administrative Agent appointed pursuant to this Section 9.07(a) shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder.
(b)In addition to the foregoing, the Collateral Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and the Borrower Representative. The Administrative Agent shall have the right to appoint a financial institution as the Collateral Agent hereunder, and the Collateral Agent’s resignation shall become effective on the tenth (10th) day after such notice of resignation. Upon any such notice of resignation, the Required Lenders shall have the right (with the Borrowers’ prior written consent (so long as no Event of Default is then continuing and which consent shall not be unreasonably conditioned, delayed or withheld)), upon five (5) Business Days’ notice to the Administrative Agent, to appoint a successor Collateral Agent. If neither the Required Lenders nor the Collateral Agent have appointed a successor Collateral Agent, then the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent. Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor Collateral Agent, that the successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement and the Security Documents, and the retiring Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Equity Interests, and other items of Collateral held hereunder or under the Security Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Security Documents, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Security Documents, whereupon such retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Security Documents. After any retiring Collateral Agent’s resignation hereunder as the Collateral Agent, the provisions of this Agreement and the Security Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Security Documents while it was the Collateral Agent hereunder.
Section 9.08    Security Documents and Guaranty.
(a)Agents under Security Documents and Guaranty. Each Secured Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of Secured Parties with respect to the Guaranty, the Collateral and the Security Documents; provided, that, except as expressly set forth herein, neither the Administrative Agent nor the Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Obligations. Subject to Section 10.05, without further written consent or authorization from any Secured Party, the Administrative Agent or the Collateral Agent, as applicable may execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.05) have otherwise consented or (ii) release any Guarantor from the Guaranty with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.05) have otherwise consented.
(b)Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrowers, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent on behalf of the Secured Parties and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.
(c)Release of Collateral and Guarantees, Termination of Loan Documents. Notwithstanding anything to the contrary contained herein or any other Loan Document, when either (i) all Obligations have been paid in full or (ii) in connection with any disposition, merger, consolidation or other similar action expressly permitted under this Agreement, upon request of the Borrower Representative, the Administrative Agent and the Collateral Agent shall (without notice to, or vote or consent of, any Lender) take such actions as shall be required to release its security interest in all (or, in the case of clause (ii), the relevant portion) of the Collateral and, if applicable, to release all guarantee obligations provided for in any Loan Document, to the extent that, after giving effect to any transaction described in clause (ii) above, the security interest in such Collateral and such guaranty would not be required pursuant to the terms of this Agreement. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.
Section 9.09    Withholding Taxes
To the extent required by any applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.
Section 9.10    Administrative Agent May File Proofs of Claim
In case of the pendency of any proceeding under the Bankruptcy Code or other applicable Law or any other judicial proceeding relative to any Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in the determination of the Administrative Agent in order to have the claims of the Lenders and the other Secured Parties (including fees, disbursements and other expenses of counsel) allowed in such judicial proceeding and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and other Secured Party to make such payments to the Administrative Agent. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or other Secured Party to authorize the Administrative Agent to vote in respect of the claim of such Person or in any such proceeding.
ARTICLE X
MISCELLANEOUS
Section 10.01    Notices.
(a)Notices Generally. Any notice or other communication herein required or permitted to be given to a Loan Party, the Collateral Agent, and/or the Administrative Agent, shall be sent to such Person’s address as set forth on Schedule 1.01(c) or in the other relevant Loan Document, and in the case of any Lender, the address as indicated on Schedule 1.01(c) or otherwise indicated to the Administrative Agent in writing. Except as otherwise set forth in paragraph (b) below, each notice hereunder shall be in writing and may be personally served or sent by United States mail or overnight courier service or hand delivery or sent by telecopier and shall be deemed to have been given when (i) delivered in person or by courier service and signed for against receipt thereof or (ii) three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed or (iii) when sent if by telecopier (except that if not given during normal business hours for the recipient, then when the recipient is open for business hours on the next Business Day); provided, that any such notice or other communication shall at the reasonable request of the Administrative Agent be provided to any sub-agent appointed pursuant to Section 9.03(c) hereto as designated by the Administrative Agent from time to time.
(b)Electronic Communications.
(i)Notices and other communications to Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, further, that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (A) of notification that such notice or communication is available and identifying the website address therefor.
(ii)Each Loan Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution.
(iii)The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agents nor any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications. Each party hereto agrees that no Agent has any responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Approved Electronic Communication or otherwise required for the Platform. In no event shall any Agent nor any of the Agent Affiliates have any liability to any Loan Party, any Lender or any other Person for (a) indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract, strict liability or otherwise) arising out of any Loan Party’s or any Agent’s transmission of communications through the Internet, and (b) direct damages of any kind, whether or not based on strict liability and including damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or any Agent’s transmission of communications through the Internet, except to the extent the liability of any such Person, with regard to this clause (b), is found in a final ruling by a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct.
(iv)Each Loan Party, each Lender, and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.
(v)All uses of the Platform shall be governed by and subject to, in addition to this Section 10.01, separate terms and conditions posted or referenced in such Platform and related agreements executed by the Lenders and their Affiliates in connection with the use of such Platform.
(vi)Any notice of Default or Event of Default may be provided by telephonic notice if confirmed promptly thereafter by delivery of written notice thereof.
(c)Change of Address. Any party hereto may changes its address or telecopy number for notices and other communications hereunder by written notice to the other parties hereto.
Section 10.02    Expenses
The Borrowers jointly and severally agree to pay promptly: (a) all the costs and expenses incurred by the Agents and Lenders in connection with the diligence of the Loan Parties and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, supplements, waivers or other modifications thereto, regardless of whether the same become effective; (b) all the costs of furnishing all opinions by counsel for Borrowers and the other Loan Parties; (c) the reasonable out-of-pocket fees, expenses and disbursements of counsel to Agents in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, supplements, waivers or other modifications thereto and any other documents or matters requested by the Borrowers; (d) all the actual out-of-pocket costs and expenses incurred by the Agents in creating, perfecting, recording, maintaining and preserving Liens in favor of the Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses, stamp or documentary Taxes, search fees, and reasonable fees, expenses and disbursements of counsel to each Agent; (e) all of the actual out-of-pocket costs, fees, expenses and disbursements of any Agent’s auditors, accountants, consultants or appraisers; (f) all the actual out-of-pocket costs and expenses of the Agents (including the reasonable documented out-of-pocket fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by the Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual out-of-pocket costs and expenses incurred by each Agent in connection with Loans and Commitments and the transactions contemplated by the Loan Documents and any consents, amendments, supplements, waivers or other modifications thereto; and (h) all out-of-pocket costs and expenses, including reasonable and documented out-of-pocket attorneys’ fees and costs of settlement, incurred by any Agent or Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents (including in connection with the sale, lease or license of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings. All amounts due under this Section 10.02 shall be due and payable within thirty (30) days after demand therefor with reasonable additional supporting detail to be made available as may be reasonably requested by the Borrower Representative in a scope mutually agreeable as between Borrowers and the Administrative Agent.
Section 10.03    Indemnity.

(a)In addition to the payment of expenses pursuant to Section 10.02, whether or not the transactions contemplated hereby are consummated, each Loan Party agrees to defend (subject to Indemnitees’ rights to selection of counsel), indemnify, pay and hold harmless, each Agent, and each Lender and the officers, partners, members, directors, trustees, shareholders, advisors, employees, representatives, attorneys, controlling persons, agents, sub-agents and Affiliates of each Agent, and each Lender, as well as the respective heirs, successors and assigns of the foregoing (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, that no Loan Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of any Indemnitee, as determined by a court of competent jurisdiction by final and non-appealable judgment. Without limiting the foregoing, and to the extent permitted by applicable Law, each Loan Party agrees not to assert and hereby waives all rights for contribution or any other rights of recovery with respect to all Indemnified Liabilities relating to or arising out of any Environmental Claim or any Hazardous Materials activity. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.03 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Loan Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.
(b)To the extent permitted by applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against each Agent, and each Lender and their respective Affiliates, officers, partners, members, directors, trustees, shareholders, advisors, employees, representatives, attorneys, controlling persons, agents and sub-agents on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of or in any way related to this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the transmission of information through the Internet, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Loan Party hereby waives, releases and agrees not to sue upon or assert any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
(c)All amounts due under this Section 10.03 shall be due and payable within thirty (30) days after demand therefor with reasonable additional supporting detail to be made available as may be reasonably requested by the Borrower in a scope mutually agreeable as between Borrowers and the Administrative Agent.
(d)This Section 10.03 shall not apply to Taxes other than any Taxes that represent Indemnified Liabilities arising from any non-Tax claim.
Section 10.04    Set-Off
In addition to any rights now or hereafter granted under applicable Law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default, each Lender is hereby authorized by each Loan Party at any time or from time to time subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Loan Party or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived to the fullest extent permitted by applicable Law, to set off and to appropriate and to apply any and all deposits (time or demand, provisional or final, general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Loan Party against and on account of the obligations and liabilities of any Loan Party to such Lender hereunder and under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto or with any other Loan Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Article II and although such obligations and liabilities, or any of them, may be contingent or unmatured.
Section 10.05    Amendments and Waivers.
(a)Administrative Agent’s and Required Lenders’ Consent. Subject to the additional requirements of Sections 10.05(b) and 10.05(c), no amendment, supplement, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of the Required Lenders, the Administrative Agent and the Loan Parties affected thereby (delivery of an executed counterpart of a signature page to the applicable amendment, supplement, modification, termination or waiver by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart thereof).
(b)Affected Lenders’ Consent. Without the written consent of each Lender that would be directly and adversely affected thereby, no amendment, supplement, modification, termination, or consent shall be effective if the effect thereof would:
(i)extend the scheduled final maturity of such Lender’s Loan or Note;
(ii)waive, reduce or postpone any scheduled repayment (but not prepayment) of principal due to such Lender;
(iii)reduce the rate of interest on any Loan or any fee or any premium payable hereunder and due to such Lender; provided, that only the consent of the Required Lenders shall be necessary to waive the imposition of the Default Rate in Section 2.07;
(iv)waive or extend the time for payment of any interest, fees or premiums due to such Lender;
(v)reduce or forgive the principal amount of any Loan due to such Lender;
(vi)change or have the effect of changing the priority or pro rata treatment of any payments (including voluntary and mandatory prepayments), Liens, or proceeds of Collateral (including as a result in whole or in part of allowing the issuance or incurrence, pursuant to this Agreement or otherwise, of new loans or other Indebtedness permitted hereunder having any priority over any of the Obligations in respect of payments, Liens, Collateral or proceeds of Collateral, in exchange for any Obligations or otherwise) or otherwise amend, modify, terminate or waive any provision of Section 2.13(f), 2.14, 4.18, 4.25, 6.15, 10.05 or 10.06 (as it relates to assignments to other Lenders and Affiliates) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;
(vii)amend the definition of “Eligible Assignee” or amend the definition of “Required Lenders” or the definition of “Pro Rata Share”; provided that with the consent of Required Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Required Lenders” or “Pro Rata Share” on substantially the same basis as the Term Loan Commitments, the Term Loans, the Delayed Draw Term Loan Commitments and the Delayed Draw Term Loan are included on the Closing Date;

(viii)(a) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty or (b) subordinate the Lien of the Collateral Agent on all or substantially all the Collateral or subordinate any Guaranty of the Guarantors, except in each case as expressly provided in the Loan Documents; or
(ix)consent to the assignment or transfer by any Loan Party of any of its rights and obligations under any Loan Document except as expressly provided in any Loan Document;
provided that, for the avoidance of doubt, all Lenders shall be deemed directly and adversely affected thereby with respect to any amendment described in clauses (vi), (vii), (viii) and (ix).
(c)Other Consents. No amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall:
(i)increase any Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided that no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall be deemed to constitute an increase in any Commitment of any Lender;
(ii)alter the required application of any repayments or prepayments as among Classes pursuant to Section 2.12 or 2.13 without the consent of Lenders holding more than [***] percent ([***]%) of the aggregate Initial Term Loan Exposure of all Lenders or Delayed Draw Term Loan Exposure of all Lenders, as applicable, of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided, that Required Lenders may waive, in whole or in part, any prepayment so long as the application, as among Classes, of any portion of such prepayment which is still required to be made is not altered;
(iii)amend, modify or waive this Agreement or the Pledge and Security Agreement so as to alter the treatment of Obligations arising under the Loan Documents or the definition of “Obligations,” or “Secured Obligations” (as defined in any applicable Security Document) in each case in a manner adverse to any Lender with Obligations then outstanding without the written consent of any such Lender or release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Loan Documents without the written consent of each Lender with Obligations then outstanding; or
(iv)amend, modify, terminate or waive any provision of Article IX as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.
(d)Execution of Amendments, Etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, supplements, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. In the case of any waiver, the parties hereto shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.05 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Loan Party, on such Loan Party.
(e)Notwithstanding anything to the contrary herein, the Administrative Agent is authorized by the Lenders to enter into amendments to this Agreement or any other Loan Document, with the prior written consent of the Borrowers only, for the purpose of curing any typographical error, incorrect cross-reference, defect in form, inconsistency, omission or ambiguity in this Agreement or any other Loan Document to which it is a party (without any consent or approval by the Lenders).
Section 10.06    Successors and Assigns; Participations.
(a)Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Lenders (and any purported assignment or delegation without such consent shall be null and void). No Loan Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Loan Party without the prior written consent of all Lenders (and any purported assignment or delegation without such consent shall be null and void).
(b)Register. The Borrowers, the Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of a fully executed Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding Tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.06(d). Each assignment shall be recorded in the Register promptly following receipt by the Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to the Borrowers and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date”. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.
(c)Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations to any Person meeting the criteria of the term of “Eligible Assignee”.
(d)Mechanics. Assignments and assumptions of Loans and Commitments by Lenders shall be effected by manual execution and delivery to the Administrative Agent of an Assignment Agreement. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to the Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal Income Tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.16(b) including all documentation and other information required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, together with Organizational Documents and payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to SAI or any Affiliate thereof or (z) in the case of an Eligible Assignee which is already a Lender or is an Affiliate or Related Fund of a Lender or a Person under common management with a Lender).

(e)Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it shall make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.06, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).
(f)Effect of Assignment. Subject to the terms and conditions of this Section 10.06, as of the Assignment Effective Date (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof, including under Section 10.08) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, that anything contained in any of the Loan Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect any Commitment of such assignee and any Delayed Draw Term Loan Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon the Borrowers shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Delayed Draw Term Loan Commitments and/or outstanding Loans of the assignee and/or the assigning Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply the requirements of this Section 10.06 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(g). Any assignment by a Lender pursuant to this Section 10.06 shall not in any way constitute or be deemed to constitute a novation, discharge, rescission, extinguishment or substitution of the Indebtedness hereunder, and any Indebtedness so assigned shall continue to be the same obligation and not a new obligation.
(g)Participations.
(i)Each Lender shall have the right at any time to sell one or more participations to any Person (other than Holdings, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Holdings, the Administrative Agent, and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
(ii)Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the holder of such participation, agree to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement, (C) amend the definition of “Required Lenders” (or amend Section 10.05(a) in a manner that has the same effect as an amendment to such definition) or the definition of “Pro Rata Share” or (D) release all or substantially all of the Guarantors or the Collateral under the Security Documents (except as expressly provided in the Loan Documents) supporting the Loans hereunder in which such participant is participating.
(iii)The Borrowers agree that each participant shall be entitled to the benefits of Sections 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, that (x) a participant shall not be entitled to receive any greater payment under Section 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, except to the extent such entitlement to receive a greater payment results from a change in Law that occurs after the participant acquired the applicable participation or unless the sale of the participation is made with the Borrowers’ prior written consent (not to be unreasonably withheld or delayed) and (y) a participant that would be a non-United States. lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrowers are notified of the participation sold to such participant and such participant agrees, for the benefit of the Borrowers, to comply with Sections 2.16 as though it were a Lender; provided, further, that, except as specifically set forth in clauses (x) and (y) of this sentence, nothing herein shall require any notice to the Borrowers or any other Person in connection with the sale of any participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.04 as though it were a Lender; provided, that such participant agrees to be subject to Section 2.14 as though it were a Lender.
(iv)Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Commitments, Loans and other Obligations held by it (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any Commitments, Loans and other Obligations) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such Commitments, Loans and other Obligations as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary.  Any such Participant Register shall be available for inspection by any Agent at any reasonable time and from time to time upon reasonable prior notice.  For the avoidance of doubt, neither Agent (in its capacity as an Agent) shall have any responsibility for maintaining a Participant Register.

(h)Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 10.06 any Lender may assign and/or pledge (without the consent of the Borrowers or the Administrative Agent) all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender to any Person, including any Federal Reserve Bank, as collateral security pursuant to Regulation A of the Board of Governors and any offering circular issued by such Federal Reserve Bank or otherwise; provided, that no Lender, as between any Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided, further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.
Section 10.07    Independence of Covenants, Etc
All covenants, conditions and other terms hereunder and under the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, conditions or other terms, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant, condition or other term shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
Section 10.08    Survival of Representations, Warranties and Agreements
All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension, but shall be limited in application to the date made (or deemed made). Notwithstanding anything herein or implied by law to the contrary, the agreements of each Loan Party set forth in Sections 2.15, 2.16, 10.02, 10.03, 10.04 and 10.10 and the agreements of Lenders set forth in Sections 2.14, 9.03(b) and 9.06 shall survive the payment of the Loans and the termination hereof.
Section 10.09    No Waiver; Remedies Cumulative
No failure or delay or course of dealing on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Loan Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy. Without limiting the generality of the foregoing, the making of any Credit Extension shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Agent or Lender may have had notice or knowledge of such Default or Event of Default at the time of the making of any such Credit Extension.
Section 10.10    Marshalling; Payments Set Aside
Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent or Lenders (or to the Administrative Agent, on behalf of Lenders), or any Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
Section 10.11    Severability
In case any provision in or obligation hereunder or under any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby (it being understood that the invalidity, illegality or unenforceability of a particular provision in a particular jurisdiction shall not in and of itself affect the validity, legality or enforceability of such provision in any other jurisdiction). The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the economic effect of which comes as close as reasonably possible to that of the invalid, illegal or unenforceable provisions.
Section 10.12    Obligations Several; Independent Nature of Lenders’ Rights
The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity.
Section 10.13    Table of Contents and Headings
The Table of Contents hereof and Article and Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose, modify or amend the terms or conditions hereof, be used in connection with the interpretation of any term or condition hereof or be given any substantive effect.
Section 10.14    APPLICABLE LAW
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
Section 10.15    CONSENT TO JURISDICTION
SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH LOAN PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, HEREBY EXPRESSLY AND IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT

TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY SECURITY AGREEMENT GOVERNED BY A LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES (I) JURISDICTION AND VENUE OF COURTS IN ANY OTHER JURISDICTION IN WHICH IT MAY BE ENTITLED TO BRING SUIT BY REASON OF ITS PRESENT OR FUTURE DOMICILE OR OTHERWISE AND (II) ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE LOAN PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.01; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE LOAN PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE AGENTS AND THE LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY SECURITY DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.
Section 10.16    WAIVER OF JURY TRIAL, FEDERAL ILLEGALITY DEFENSE.
EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
THE CULTIVATION, PRODUCTION AND DISTRIBUTION OF MARIJUANA IS ILLEGAL UNDER FEDERAL LAW.  EACH PARTY AGREES THAT THE INVALIDITY FOR PUBLIC POLICY REASONS AND/OR THE VIOLATION OF FEDERAL MARIJUANA LAWS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IS NOT A VALID DEFENSE TO ANY DISPUTE OR CLAIM ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN

DOCUMENT. EACH PARTY EXPRESSLY WAIVES THE RIGHT TO PRESENT ANY DEFENSE RELATED TO

THE FEDERAL ILLEGALITY OF MARIJUANA AND AGREES THAT SUCH DEFENSE SHALL NOT BE ASSERTED, AND WILL NOT APPLY, IN ANY DISPUTE OR CLAIM ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.
Section 10.17    Confidentiality
Each Agent and each Lender shall hold all Information (as defined below) in accordance with such Agent’s and such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by the Borrowers that, in any event, the Administrative Agent and each Lender may disclose such information to the Lenders and each Agent, and each Lender may make (i) disclosures of such information to Affiliates or Related Funds of such Lender or Agent and to their respective officers, directors, employees, representatives, agents, auditors and advisors (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (ii) disclosures of such information reasonably required by (A) any pledgee referred to in Section 10.06(h), (B) any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein who is not a Disqualified Institution (unless an Event of Default has occurred or is continuing), or (C) any direct or indirect investor or prospective investor in a Related Fund who is not Disqualified Institution (unless an Event of Default has occurred or is continuing); provided, that such pledgees, assignees, transferees, participants, counterparties, advisors and investors are advised of and, except in the case of advisors, agree to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17, (iii) disclosures in connection with the exercise of any remedies hereunder or under any other Loan Document and (iv) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, that unless specifically prohibited by applicable Law or court order, each Lender and each Agent shall make reasonable efforts to notify the Borrowers of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such Non-Public Information prior to disclosure of such Information. “Information” as used herein means any confidential information provided to any Agent, any Lender or any of their respective Affiliates or Related Funds by any Loan Party or any Affiliate thereof or any of their respective directors, officers, employees, advisors, agents or representatives pursuant to or in connection with this Agreement or any other Loan Document, but excludes any such information that presently is or hereafter becomes (1) publicly available other than as a result of a breach of this Section 10.17 or (2) available to or in the possession of any Lender, Agent or any of their respective Affiliates or Related Funds, as the case may be, from a source (other than any Loan Party or any Affiliate thereof or any of their respective directors, officers, employees, advisors, agents or representatives) not known by them to be subject to disclosure restrictions. In addition, each Agent, and each Lender may disclose the existence of this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents, and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents, as well as in any tombstone or other advertising or marketing materials or, to the extent necessary or customary, for inclusion in league table rankings, in each case, without disclosing any financial or economic information. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their and their respective Affiliates’ directors and employees to comply with applicable securities laws. For this purpose, “tax structure” means any facts relevant to the federal Income Tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.
Section 10.18    Usury Savings Clause
Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable Law, shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrowers shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and the Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrowers.
Section 10.19    Counterparts
This Agreement may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart thereof.
Section 10.20    Effectiveness; Entire Agreement; No Third Party Beneficiaries
This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrowers and the Administrative Agent of written notification of such execution and authorization of delivery thereof. This Agreement and the other Loan Documents represent the entire agreement of Holdings and its Restricted Subsidiaries, the Agents, and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, express or implied, shall be construed to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders, holders of participations in all or any part of a Lender’s Commitments, Loans or in any other Obligations, and the Indemnitees) any rights, remedies, obligations, claims or liabilities under or by reason of this Agreement or the other Loan Documents. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of any Agent or any Lender in any other Loan Document shall not be deemed a conflict with this Agreement.

Section 10.21    PATRIOT Act
Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that shall allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the PATRIOT Act.
Section 10.22    Electronic Execution of Assignments
The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 10.23    No Fiduciary Duty
Each Agent, each Lender, and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrowers, their stockholders and/or their Affiliates. The Borrowers agree that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrowers, their stockholders or their Affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrowers, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrowers, their stockholders or their Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrowers, their stockholders or their Affiliates on other matters) or any other obligation to the Borrowers except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrowers, their management, stockholders, creditors or any other Person. The Borrowers acknowledge and agree that such Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrowers agree that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Borrower, in connection with such transaction or the process leading thereto.
Section 10.24    Borrower Representative
Each Borrower hereby irrevocably appoints Ascend ILH as the borrowing agent and attorney-in-fact for all Borrowers (the “Borrower Representative”), which appointment shall remain in full force and effect unless and until the Administrative Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed the Borrower Representative. Each Borrower hereby irrevocably appoints and authorizes the Borrower Representative (i) to provide the Administrative Agent with all notices with respect to the Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Borrower Representative deems appropriate on its behalf to obtain the Loans and to exercise such other powers as are incidental thereto to carry out the purposes of this Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Credit and Guaranty Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

HOLDINGS:

ASCEND WELLNESS HOLDINGS, LLC

By:
Name:
Title:

BORROWERS:

ASCEND ILLINOIS HOLDINGS, LLC

By:
Name:
Title:

ASCEND ILLINOIS, LLC

By:
Name:
Title:

ASCEND ILLINOIS II, LLC

By:
Name:
Title:

REVOLUTION CANNABIS-BARRY, LLC

By:
Name:
Title:
ASCEND WELLNESS
CREDIT AND GUARANTY AGREEMENT
SIGNATURE PAGE

SPRINGFIELD PARTNERS II, LLC

By:
Name:
Title:

HEALTHCENTRAL, LLC

By:
Name:
Title:

AWH FAIRVIEW, LLC

By:
Name:
Title:

AWH FAIRVIEW OPCO LLC

By:
Name:
Title:

ASCEND MASS, INC.

By:
Name:
Title:

ASCEND MASS, LLC

By:
Name:
Title:

MASSGROW, INC.

By:
Name:
Title:
ASCEND WELLNESS
CREDIT AND GUARANTY AGREEMENT
SIGNATURE PAGE

MASSGROW LLC

By:
Name:
Title:

ASCEND ATHOL RE, LLC

By:
Name:
Title:

SOUTHCOAST APOTHECARY, LLC

By:
Name:
Title:

BLUE JAY RE, LLC

By:
Name:
Title:

MET REAL ESTATE, LLC

By:
Name:
Title:
Title:

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

SEVENTH AVENUE INVESTMENTS, LLC

By:
Name:
Title:

LENDERS:

ASCEND WELLNESS
CREDIT AND GUARANTY AGREEMENT
SIGNATURE PAGE

[***]
ASCEND WELLNESS
CREDIT AND GUARANTY AGREEMENT
SIGNATURE PAGE

Schedule 1.01(a)-1

Schedule 1.01(b)-1